SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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POLYONE CORPORATION
(Name of Registrant as Specified In Its Certificate)

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POLYONE CORPORATION

Notice of 2008
Annual Meeting of Shareholders
and Proxy Statement

POLYONE CORPORATION

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of PolyOne Corporation will be held at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio in the Grand Ballroom (Salons F through H) at 9:00 a.m. on Thursday, May 15, 2008. The purposes of the meeting are:

1.	To elect Directors;

2.	To approve the PolyOne Corporation 2008 Equity and Performance Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To consider and transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the meeting.

For the Board of Directors

Lisa K. Kunkle
Vice President, General Counsel
and Secretary

March 25, 2008

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 15, 2008:

The proxy statement, proxy card and annual report to shareholders for the fiscal year ended December 31, 2007 are available at our internet website, www.polyone.com, on the “Investors Relations” page.

POLYONE CORPORATION
PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012

PROXY STATEMENT
Dated March 25, 2008

Our Board of Directors respectfully requests your proxy for use at the Annual Meeting of Shareholders to be held at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio in the Grand Ballroom (Salons F through H) at 9:00 a.m. on Thursday, May 15, 2008, and at any adjournments of that meeting. This proxy statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Common shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on pages 3 through 4 of this proxy statement, to approve the PolyOne Corporation 2008 Equity and Performance Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. You may revoke your proxy before it is voted by giving notice to us in writing or orally at the meeting. Persons entitled to direct the vote of shares held by the following plans will receive a separate voting instruction card: The PolyOne Retirement Savings Plan, DH Compounding Company Savings and Retirement Plan and Trust and PolyOne Canada Inc. Retirement Plan. If you receive a separate voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the plan. You may revoke your voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.

Shareholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.

We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about March 31, 2008. Our headquarters are located at PolyOne Center, 33587 Walker Road, Avon Lake, Ohio 44012 and our telephone number is (440) 930-1000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine Directors. Each Director serves for a one-year term and until a successor is duly elected and qualified, subject to the Director’s earlier death, retirement or resignation. Our Corporate Governance Guidelines provide that all non-employee Directors will retire from the Board not later than the first Annual Meeting of Shareholders following the Director’s 70th birthday. In accordance with these Guidelines, Mr. Embry retired from the Board at the 2007 Annual Meeting of Shareholders.

A shareholder who wishes to suggest a Director candidate for consideration by the Compensation and Governance Committee must provide written notice to our Secretary in accordance with the procedures specified in Regulation 12 of our Regulations. Generally, the Secretary must receive the notice not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of our common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

Following are the nominees for election as Directors for terms expiring in 2009 and a description of the business experience of each nominee. Each of the nominees is a current member of the Board. The reference below each Director’s name to the term of service as a Director includes the period during which the Director served as a Director of The Geon Company (“Geon”) or M.A. Hanna Company (“M.A. Hanna”), each one of our predecessors. The information is current as of March 17, 2008.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

J. Douglas Campbell Director since 1993 Age — 66	Retired Chairman and Chief Executive Officer of ArrMaz Custom Chemicals, Inc., a specialty mining and asphalt additives and reagents producer. Mr. Campbell served in this capacity from December 2003 until the company was sold in July 2006. Mr. Campbell served as President and Chief Executive Officer and was a Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer, from December 1992 until the company was sold in 1997.

Dr. Carol A. Cartwright Director since 1994 Age — 66	Retired President of Kent State University, a public higher education institution. Dr. Cartwright served in this capacity from 1991 until her retirement in July 2006. Dr. Cartwright serves on the Boards of Directors of KeyCorp, FirstEnergy and The Davey Tree Expert Company.

Gale Duff-Bloom Director since 1994 Age — 68	Retired President of Company Communications and Corporate Image of J.C. Penney Company, Inc., a major retailer. Ms. Duff-Bloom served in this capacity from June 1999 until her retirement in April 2000. From 1996 to June 1999, Ms. Duff-Bloom served as President of Marketing and Company Communications of J.C. Penney.

Richard H. Fearon Director since 2004 Age — 52	Executive Vice President, Chief Financial and Planning Officer of Eaton Corporation, a global manufacturing company, since April 2002. Mr. Fearon served as a Partner of Willow Place Partners LLC from 2001 to 2002 and was the Senior Vice President Corporate Development for Transamerica Corporation from 1995 to 2000.

Robert A. Garda Director since 1998 Age — 69	Retired Director of McKinsey & Company, Inc., a management consulting firm. Mr. Garda served in this capacity from 1978 to 1994. He served as an Executive-in- Residence of The Fuqua School of Business, Duke University, from 1997 to 2005, as an independent consultant from 1995 to 1997 and as President and Chief Executive Officer of Aladdin Industries from 1994 to 1995. Mr. Garda serves on the Boards of Directors of INTIGRAL, Inc. and Ryan Herco Flow Solutions.

Gordon D. Harnett Director since 1997 Age — 65	Lead Director of our Board of Directors since July 18, 2007. Retired Chairman, President and Chief Executive Officer of Brush Engineered Materials Inc., an international supplier and producer of high performance engineered materials. Mr. Harnett served in this capacity from 1991 until his retirement in May 2006. Mr. Harnett serves on the Boards of Directors of The Lubrizol Corporation and EnPro Industries, Inc.

Edward J. Mooney Director since 2006 Age — 66	Retired Chairman and Chief Executive Officer of Nalco Chemical Company, a specialty chemicals company. Mr. Mooney served in this capacity from 1994 to 2000. Mr. Mooney also served as Déléqué Général — North America, of Suez Lyonnaise des Eaux from 2000 to 2001, following its acquisition of Nalco. Mr. Mooney serves on the Boards of Directors of FMC Corporation, FMC Technologies, Inc., Northern Trust Corporation, Cabot Microelectronics Corporation and Commonwealth Edison Company (a wholly-owned subsidiary of Exelon Corporation).

Stephen D. Newlin Director since 2006 Age — 55	Chairman, President and Chief Executive Officer of PolyOne since February 2006. Mr. Newlin served as President — Industrial Sector of Ecolab, Inc., a global developer and marketer of cleaning and sanitizing specialty chemicals, products and services from 2003 to 2006. Mr. Newlin served as President and a director of Nalco Chemical Company, a manufacturer of specialty chemicals, services and systems, from 1998 to 2001 and was Chief Operating Officer and Vice Chairman from 2000 to 2001. Mr. Newlin serves on the Boards of Directors of Black Hills Corporation and The Valspar Corporation.

Farah M. Walters Director since 1998 Age — 63	President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm that designs healthcare delivery models, since 2005. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. Ms. Walters serves on the Board of Directors of Celanese Corporation.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the members of our Board of Directors be “independent” under the listing standards of the New York Stock Exchange (“NYSE”). To be considered “independent,” the Board of Directors must make an affirmative determination that the Director has no material relationship with us other than as a Director, either directly or indirectly (such as an officer, partner or shareholder of another entity that has a relationship with us or any of our subsidiaries) and that the Director is free from any business, family or other relationship that would reasonably be expected to interfere with the exercise of independent judgment as a Director. In each case, the Board of Directors considers all relevant facts and circumstances in making an independence determination.

A Director will not be deemed to be “independent” if, within the preceding three years:

(a) the Director was our employee, or an immediate family member of the Director was either our executive officer or the executive officer of any of our affiliates;

(b) the Director received, or an immediate family member of the Director received, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service);

(c) the Director, or an immediate family member of the Director, is a current partner of Ernst & Young LLP, our external auditor or within the last three years was a partner or employee of Ernst & Young LLP and personally worked on our audit during that time;

(d) the Director was employed, or an immediate family member of the Director was employed, as an executive officer of another company where any of our present executive officers serve on that company’s compensation committee; or

(e) the Director was an executive officer or an employee, or an immediate family member of the Director was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

An “immediate family member” includes a Director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

A Director’s service as an executive officer of a not-for-profit organization will not impair his or her independence if, within the preceding three years, our charitable contributions to the organization in any single fiscal year, in the aggregate, did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues.

The Board of Directors determined that J. Douglas Campbell, Carol A. Cartwright, Gale Duff-Bloom, Richard H. Fearon, Robert A. Garda, Gordon D. Harnett, Edward J. Mooney, and Farah M. Walters are independent under the NYSE “independent director” listing standards. In making this determination, the Board reviewed significant transactions, arrangements or relationships that a Director might have with our customers or suppliers.

Lead Director

Our independent Directors meet regularly in executive sessions. In 2006, the Board of Directors amended our Corporate Governance Guidelines to allow the independent directors to designate a Lead Director to preside at executive sessions. The Lead Director acts as the key liaison between the independent directors and the Chief Executive Officer and is responsible for coordinating the activities of the other independent directors and for performing various other duties as may from time to time be determined by the independent directors. In July 2007, the Board elected Mr. Harnett to serve as the Lead Director. Ms. Walters served as our Lead Director from May 2006 until July 2007.

Board Attendance

The Board met eight times during 2007, the calendar year being our fiscal year. Each member of our Board attended at least 75% of the meetings held by our Board and the meetings held by the Committees of the Board on which such member served in 2007. Each Director is expected to attend the Annual Meeting of Shareholders. In 2007, six of our Directors attended the Annual Meeting of Shareholders.

Committees of the Board of Directors

As of the date of this proxy statement, our Board has nine directors and the following four committees: the Audit Committee, the Compensation and Governance Committee, the Environmental, Health & Safety Committee and the Financial Policy Committee. The following table sets forth the membership of the standing committees of our Board of Directors, as of the date of this proxy statement, and the number of times each committee met in 2007. The current function of each committee is described below.

			Compensation &		Environmental,
			Governance		Health &		Financial
Director	Audit Committee		Committee		Safety Committee		Policy Committee
Mr. Campbell			X		X		X	*

Dr. Cartwright	X		X

Ms. Duff-Bloom			X		X		X

Mr. Fearon	X	*	X

Mr. Garda	X		X

Mr. Harnett	X		X	*

Mr. Mooney			X		X	*	X

Mr. Newlin					X		X

Ms. Walters			X				X

Number of Meetings in 2007	8		7		2		4

X — Member

* — Chairperson

The Audit Committee meets with appropriate financial and legal personnel and independent auditors to review our corporate accounting, internal controls, financial reporting and compliance with legal and regulatory requirements. The Committee exercises oversight of our independent auditors, internal auditors and financial management. The Audit Committee appoints the independent auditors to serve as auditors in examining our corporate accounts. Our common shares are listed on the NYSE and are governed by its listing standards. All members of the Audit Committee meet the financial literacy and independence requirements as set forth in the NYSE listing standards. The Board of Directors has determined that Mr. Fearon meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Compensation and Governance Committee reviews and approves the compensation, benefits and perquisites afforded our executive officers and other highly-compensated personnel. The Committee has similar responsibilities with respect to non-employee Directors, except that the Committee’s actions and determinations are subject to the approval of the Board of Directors. The Committee also has oversight responsibilities for all of our broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices. To help it perform its responsibilities, the Committee makes use of PolyOne resources, including members of senior management in our human resources, legal and finance departments. In addition, the Committee directly engages the resources of Towers Perrin as an independent outside compensation consultant (the “Consultant”) to assist the Committee in assessing the competitiveness and overall appropriateness of our executive compensation programs. In 2007, the Committee, assisted by the Consultant, analyzed competitive market compensation data relating to salary, annual incentive and long-term incentive. In analyzing competitive market data, the Committee reviewed data from a peer group of similarly-sized U.S. chemical companies and reviewed data from the Consultant’s Compensation Data Bank and other published surveys. The Consultant then assisted the Committee in benchmarking base salaries and annual and long-term incentive targets to approximate the market median. The Consultant, assisted by our human resources department, also prepared tally sheets to provide the Committee with information regarding our executive officers’ total annual compensation, termination benefits and wealth accumulation. More detailed information about the compensation awarded to our executive officers in 2007 is provided in the “Compensation Discussion and Analysis” section of this proxy statement. The Consultant maintains regular contact with the Committee and interacts with management to gather the data needed to prepare reports for Committee review.

The Committee recommends to the Board of Directors candidates for nomination as Directors, and the Committee advises the Board with respect to governance issues and directorship practices, reviews succession planning for the Chief Executive Officer and other executive officers and oversees the process by which the Board annually evaluates the performance of the Chief Executive Officer. All members of the Compensation and Governance Committee have been determined to be independent as defined by the NYSE listing standards.

The Compensation and Governance Committee will consider shareholder suggestions for nominees for election to our Board of Directors as described on page 3. The Committee uses a variety of methods for identifying and evaluating nominees for Directors, including third-party search firms, recommendations from current Board members and recommendations from shareholders. Nominees for election to the Board of Directors are selected on the basis of the following criteria:

•	Business or professional experience;

•	Knowledge and skill in certain specialty areas such as accounting and finance, international markets, physical sciences and technology or the polymer or chemical industry;

•	Personal characteristics such as ethical standards, integrity, judgment, leadership and the ability to devote sufficient time to our affairs;

•	Substantial accomplishments with demonstrated leadership capabilities;

•	Freedom from outside interests that conflict with our best interests;

•	The diversity of backgrounds and experience each member will bring to the Board of Directors; and

•	Our needs from time to time.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. The Committee has established these criteria that any Director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board who is suggested by a shareholder will be evaluated by the Committee in the same manner as any other nominee for election to the Board. Finally, if the Committee determines that a candidate should be nominated for election to the Board, the Committee will present its findings and recommendation to the full Board for approval.

In the past, the Committee has engaged a third-party search firm, at our expense, to assist in identifying qualified nominees for the Board. The search firm was asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Committee. In the beginning of 2007, the Committee used a third-party search firm to identify possible candidates for Board membership. The Committee may engage the services of a third-party search firm in 2008, to assist it again in identifying potential nominees to the Board.

The Environmental, Health and Safety Committee exercises oversight with respect to our environmental, health, safety, security and product stewardship policies and practices and our compliance with related laws and regulations.

The Financial Policy Committee exercises oversight with respect to our capital structure, borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of financial risk management, banking relationships and other financial matters.

The Board of Directors has adopted a written charter for each of the standing committees of the Board of Directors. These charters are posted and available on our investor relations internet website at www.polyone.com under the Corporate Governance page. Shareholders may request copies of these charters, free of charge, by writing to PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary, or by calling (440) 930-1000. The Board and each Committee conduct an annual self-evaluation.

Code of Ethics, Code of Conduct and Corporate Governance Guidelines

In accordance with applicable NYSE listing standards and Securities and Exchange Commission regulations, the Board of Directors has adopted a Code of Ethics, Code of Conduct and Corporate Governance Guidelines. These are also posted and available on our investor relations internet website at www.polyone.com under the Corporate Governance page. Shareholders may request copies of these corporate governance documents, free of charge, by writing to PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary, or by calling (440) 930-1000.

In October 2007, the Board amended our Corporate Governance Guidelines to adopt a policy relating to majority voting. Pursuant to the policy, any nominee for election as a Director of the Board who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. Neither abstentions nor broker non-votes will be deemed to be votes for or withheld from a Director’s election for purposes of the policy. The Compensation and Governance Committee (without the participation of the affected Director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take appropriate action on each tendered resignation, taking into account the Compensation and Governance Committee’s recommendation. The Compensation and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering Director and his or her contributions to the Board and to PolyOne, and the results of the most recent evaluation of the tendering Director’s performance by the other members of the Board. The Board will promptly disclose its decision whether to accept or reject the Director’s tendered resignation and, if applicable, the reasons for rejecting the tendered resignation.

Communication with Board of Directors

Shareholders and other interested parties interested in communicating directly with the Board of Directors as a group, the non-management or independent Directors as a group, or with any individual Director may do so by writing to the Secretary, PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is either a “Shareholder-Board of Directors Communication” or an “Interested Party-Board of Directors Communication,” as appropriate.

The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees of the Board or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

Director Compensation

In 2007 and for the first quarter of 2008, we paid our non-employee Directors an annual retainer of $100,000, quarterly in arrears, consisting of a cash retainer of $50,000 and an award of $50,000 in value of fully vested common shares. Effective April 1, 2008, we increased the cash retainer to $60,000 and the annual stock award to equal $75,000 in value. We grant the shares payable to the Directors quarterly and determine the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. We pay individual meeting fees only as follows: fees of $2,000 for each unscheduled Board and committee meeting attended and fees of $1,000 for participation in each unscheduled significant telephonic Board and committee meeting. In addition, the Chairpersons of each committee receive a fixed annual cash retainer, payable quarterly, as follows: $5,000 for Environmental, Health and Safety and Financial Policy Committees and $10,000 for Audit and Compensation and

Governance Committees. We reimburse Directors for their expenses associated with each meeting attended.

Prior to April 1, 2008, we granted each new non-employee Director, at the time of his or her initial election or appointment as a Director, an award of 8,500 common shares. Effective April 1, 2008, we eliminated this initial share award.

Directors who are not our employees may defer payment of all or a portion of their compensation as a Director under our Deferred Compensation Plan for Non-Employee Directors. A Director may defer the compensation as cash or elect to have it converted into our common shares and, prior to April 1, 2008, the Director could defer cash compensation into common shares at a rate equal to 125% of the cash compensation amount. Effective April 1, 2008, we eliminated this premium on cash deferred in the form of common shares.

We award share awards made to Directors under either our Deferred Compensation Plan for Non-Employee Directors or our 2005 Equity and Performance Incentive Plan. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest is earned on the cash amounts and dividends, if any, on the common shares deferred accrue for the benefit of the participating Directors.

2007 DIRECTOR COMPENSATION

	Fees Earned
	or Paid	Stock	Option
	in Cash(2)	Awards(3)(4)	Awards(4)	Total
Name	($)	($)	($)	($)
J.D. Campbell	59,000	50,000	—	109,000
C.A. Cartwright	54,000	50,000	—	104,000
G. Duff-Bloom	54,000	50,000	—	104,000
W.R. Embry(1)	22,794	17,995	—	40,789
R.H. Fearon	59,167	50,000	—	109,167
R.A. Garda	54,000	50,000	—	104,000
G.D. Harnett	64,000	50,000	—	114,000
E.J. Mooney	57,333	50,000	—	107,333
F.M. Walters	59,833	50,000	—	109,833

(1)	Mr. Embry retired from the Board on May 10, 2007.

(2)	Non-employee Directors may defer payment of all or a portion of their cash compensation as a Director (cash retainer of $50,000, meeting fees, and chair fees) under our Deferred Compensation Plan for Non-Employee Directors. In 2007, a Director could defer his or her compensation as cash or elect to have it converted into our common shares at a rate equal to 125% of the cash compensation amount. The following elected to defer all or a portion of their cash compensation into our common shares and have received the 25% premium on the amount deferred into stock: Mr. Campbell ($14,750 in premiums); Ms. Duff-Bloom ($3,375 in premiums); Mr. Garda ($6,750 in premiums); and Mr. Mooney ($14,333 in premiums).

(3)	In 2007, we paid non-employee Directors an annual award of $50,000 in value of fully vested common shares, which the Directors could elect to defer under our Deferred Compensation Plan for Non-Employee Directors. We granted the shares quarterly and determined the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. We used the following quarterly fair market values in calculating the number of shares: March 30, 2007 — $6.155; June 29, 2007 — $7.280; September 28, 2007 — $7.465; and December 31, 2007 — $6.560.

(4)	In 2007, we did not grant any stock options to our non-employee Directors. The number of outstanding stock options held by each non-employee Director at the end of the fiscal year is set forth in the following table. All of these options are fully exercisable. In addition, the number of fully-vested deferred shares held in an account for each Director at the end of the fiscal year is set forth in the following table. None of our non-employee Directors exercised stock options in 2007.

	Option Awards	Stock Awards
	Number of	Number of
	Securities Underlying	Deferred
	Unexercised Options	Shares
Name	(#)	(#)

J.D. Campbell	46,000	121,132

C.A. Cartwright	39,000	49,011

G. Duff-Bloom	46,000	93,373

W.R. Embry	39,000	0

R.H. Fearon	15,000	0

R.A. Garda	61,500	41,870

G.D. Harnett	39,000	96,441

E.J. Mooney	0	27,668

F.M. Walters	54,000	92,024

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table shows the number of our common shares beneficially owned on March 17, 2008 (including options exercisable within 60 days of that date) by each of our Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 29 and by all Directors and executive officers as a group.

	Number of		Right to	Total
	Shares		Acquire	Beneficial
Name	Owned(1)		Shares(3)	Ownership

J. Douglas Campbell	123,188	(2)	46,000	169,188
Dr. Carol A. Cartwright	94,610	(2)	39,000	133,610
Gale Duff-Bloom	93,871	(2)	46,000	139,871
Richard H. Fearon	20,763	(2)	15,000	35,763
Robert A. Garda	83,090	(2)	61,500	144,590
Gordon D. Harnett	113,252	(2)	39,000	152,252
Edward J. Mooney	27,668	(2)	0	27,668
Farah M. Walters	93,080	(2)	54,000	147,080
Stephen D. Newlin	235,000		0	235,000
W. David Wilson	154,155		215,600	369,755
Bernard Baert	35,766		14,042	49,808
Michael E. Kahler	40,586		0	40,586
Michael L. Rademacher	65,067		151,024	216,091
16 Directors and executive officers as a group	1,415,324		832,038	2,247,362

(1)	Except as otherwise stated in the following notes, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or other family member of the individual. It includes approximate number of shares credited to the named executives’ accounts in our Retirement Savings Plan, a tax-qualified defined contribution plan. The number of common shares allocated to these individuals is provided by the savings plan administrator in a statement for the period ending December 31, 2007, based on the market value of the applicable plan units held by the individual. Additional common shares may have been allocated to the accounts of participants in the savings plan since the date of the last statements received from the plan administrator. No Director, nominee or executive officer beneficially owned, on March 17, 2008, more than 1% of our outstanding common shares. As of that date, the Directors and executive officers as a group beneficially owned approximately 2.4% of the outstanding common shares.

(2)	With respect to the Directors, beneficial ownership includes shares held under the Deferred Compensation Plan for Non-Employee Directors as follows: J.D. Campbell, 121,132 shares; C.A. Cartwright, 49,011 shares; G. Duff-Bloom, 93,373 shares; R.H. Fearon, 0 shares; R.A. Garda, 41,870 shares; G.D. Harnett, 96,441 shares; E.J. Mooney, 27,668 shares; and F.M. Walters, 92,024 shares.

(3)	Includes shares the individuals have a right to acquire on or before May 15, 2008. The executive officers named in the table (the “Named Executive Officers”) also have the right to acquire common shares upon the exercise of vested stock-settled stock appreciation rights (“SARs”) as follows: Mr. Newlin, 425,000 SARs; Mr. Wilson, 130,200 SARs; Mr. Baert, 78,100 SARs; Mr. Kahler, 88,500 SARs; and Mr. Rademacher, 83,700 SARs. The number of shares to be acquired cannot be determined because it depends on the market value of our common shares on the date of exercise and the applicable withholding taxes.

The following table shows information relating to all persons who, as of March 17, 2008, were known by us to beneficially own more than five percent of our outstanding common shares based on information provided in Schedule 13Gs filed with the Securities and Exchange Commission:

	Number of		% of
Name and Address	Shares		Shares

Dimensional Fund Advisors LP	7,337,768	(1)	7.9%
1299 Ocean Avenue
Santa Monica, California 90401
Barclays Global Investors, NA	6,635,948	(2)	7.1%
45 Fremont Street
San Francisco, California 94105
State of Wisconsin Investment Board	6,100,700	(3)	6.5%
P.O. Box 7842
Madison, Wisconsin 53707
Barrow, Hanley, Mewhinney & Strauss, Inc	5,926,420	(4)	6.4%
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201-2761
Jeffrey L. Gendell	5,453,293	(5)	5.8%
55 Railroad Avenue
Greenwich, Connecticut 06830
New York Life Trust Company, Trustee	4,952,764	(6)	5.3%
51 Madison Avenue
New York, New York 10010

(1)	As of February 6, 2008, based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission. Dimensional Fund Advisors LP, as an investment advisor, has sole voting power and sole dispositive power with respect to all of these shares.

(2)	As of February 6, 2008, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. Barclays Global Investors, NA, as an investment advisor and reporting on behalf of a group of affiliate entities, has sole voting power with respect to 5,391,602 of these shares and has sole dispositive power with respect to all of these shares.

(3)	As of February 8, 2008, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. The State of Wisconsin Investment Board has sole voting and sole dispositive power with respect to all of these shares.

(4)	As of February 13, 2008, based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission. Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 2,528,600 of these shares and has sole dispositive power with respect to all of these shares.

(5)	As of February 8, 2008, based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission. Mr. Gendell, as the managing member of Tontine Management, L.L.C., Tontine Capital Partners, L.P. and Tontine Overseas Associates, L.L.C., has shared voting and shared dispositive power with respect to all of these shares.

(6)	As of February 14, 2008, based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission. New York Life Trust Company, as Trustee for The PolyOne Retirement Savings Plan and Excel Polymers Retirement Savings Plan, as a bank, has sole voting power and sole dispositive power with respect to all of these shares.

Share Ownership Guidelines

We have established share ownership guidelines for our non-employee Directors, executive officers and other elected corporate officers to better align their financial interests with those of shareholders by requiring them to own a minimum level of our shares. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully within five years of becoming subject to the guidelines. These policies, as they relate to our Named Executive Officers, are discussed in the “Compensation Discussion and Analysis” section of this proxy statement. In December, 2007, the Board decided, in order to reflect the Board’s commitment to share ownership and better align the interests of our Board members with our shareholders, to increase the required share ownership level for directors from 17,000 shares to a number of shares equal to five times the annual cash retainer (which, based on year-end stock values, more than doubles the required ownership level).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and Directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms received by us and written representation from certain reporting persons, we believe that, during 2007 and until the date of this proxy statement, all Section 16(a) filing requirements applicable to our executive officers, Directors and 10% shareholders were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our executive compensation programs are approved and overseen by the Compensation and Governance Committee of the Board of Directors (the “Committee”), which is composed entirely of independent directors. The Committee has selected and retained an independent compensation consultant, Towers Perrin (the “Consultant”). The Committee works in conjunction with the Consultant and with input from members of senior management, principally the Chairman, President and Chief Executive Officer, the Chief Human Resources Officer, the Chief Financial Officer and the General Counsel.

This report contains management’s discussion and analysis of the compensation awarded to, earned by, or paid to the following executive officers (the “Named Executive Officers”):

•	Stephen D. Newlin — Chairman, President and Chief Executive Officer

•	W. David Wilson — Senior Vice President and Chief Financial Officer

•	Bernard Baert — Senior Vice President & General Manager, Colors and Engineered Materials, Europe and Asia

•	Michael E. Kahler — Senior Vice President, Commercial Development

•	Michael L. Rademacher — Senior Vice President & General Manager, Distribution

Executive Compensation Programs — Objectives and Overview

The objectives of our executive compensation programs are to: (1) attract, retain and motivate the management team who leads in setting and achieving the overall goals and objectives of our company; (2) foster a pay-for-performance culture by rewarding the achievement of specified financial goals and growth of our share price; and (3) align our goals and objectives with the interests of our shareholders by recognizing and rewarding business results through incentive programs.

While we believe that all components of total compensation (which are identified in the Summary Compensation Table) should be valued and considered when making decisions regarding pay, the primary focus of our executive compensation program is on base salary, annual incentive and long term incentives. We believe that compensation opportunities should be competitive with the industry compensation practices of the companies we compete with for executive talent and that total compensation should be fair to both employees and shareholders.

Our incentive programs focus on the critical performance measures that determine our company’s overall success. For positions with significant business unit responsibilities, incentive programs also emphasize success at the business unit level, which often leads to Named Executive Officers at comparable levels being paid differently across the organization. The structure of base salary and annual and long-term incentive opportunities is designed to reward executives for the efficient execution of their day-to-day responsibilities and attainment of short term results, balanced with the need for sustainable, long-term success.

The following table outlines the major elements of compensation in 2007 for our Named Executive Officers.

Compensation
Element	Definition	Rationale
Base Salary	• Fixed compensation payable bi-weekly	• Intended to pay for completing day-to-day job responsibilities assigned to the position

Annual Incentive Plan	• Variable, cash compensation that is earned when pre-established annual performance goals are achieved	• Builds accountability for important annual financial goals • Limits fixed expenses; payment is required only upon achievement of specified goals

Long-Term Incentive Plan (2 Components) 50% — Cash-settled Performance Units	• Variable, cash compensation that is earned when pre-established three-year financial goals are achieved

• Emphasizes achievement of long-term strategic goals and objectives
• Limits fixed expenses; payment is required only upon achievement of specified goals
• Avoids stock dilution through cash awards
• Multi-year incentive is common market practice

50% — Stock-settled Stock Appreciation Rights	• Variable compensation that vests only if, and grows in value as, our share price rises • Paid in PolyOne common shares	• Emphasizes stock price growth
• Limits fixed expenses; payment is required only upon achievement of specified goals
• Vesting conditions require growing stock price before any value can be realized by participant
• Multi-year incentive is common market practice

Retirement Plans U.S. Defined Contribution Plans	• Qualified 401(k) defined contribution plan	• The qualified defined contribution plan is a standard tax-qualified benefit offered to all employees subject to limitations on compensation and benefits under the Internal Revenue Code
	• Nonqualified excess 401(k) defined contribution plan	• Restores benefits that are limited by the Internal Revenue Code in the qualified plan for most highly-paid executives

Compensation
Element	Definition	Rationale
Belgium Defined Contribution Plan	• Tax-efficient defined contribution plan	• Mr. Baert is a participant in a standard tax-efficient defined contribution plan provided to most Belgium employees

Defined Benefit Plans (These plans have been closed to new participants since formation of PolyOne)	• Qualified defined benefit pension plan • Nonqualified, excess defined benefit plan	• Mr. Wilson is a participant in a legacy defined benefit pension plan offered to certain heritage employees

• Restores benefits that are limited by the Internal Revenue Code in the qualified plan and applies to all eligible plan participants

Post-Retirement Medical Plan (This plan has been closed to new participants since formation of PolyOne)	• Capped Company-paid subsidy of premiums for medical coverage for retirees similar to coverage provided to active employees	• Mr. Wilson is a participant in a legacy post-retirement medical plan offered to certain heritage employees

Perquisites	• Car allowance • Relocation benefits • Executive Physicals • Financial planning and tax preparation; excess liability insurance	• Standard market practice
• Relocation benefits assist in attracting new executive talent
• Executive physicals help to ensure continuity of our management team
• Other perquisites are modest and are typical for executives at comparable companies

Setting the Level of Compensation

We have designed our compensation programs to be competitive with companies of comparable size and industry as well as companies with whom we compete for executive talent. The Committee obtains advice from the Consultant relating to competitive salaries and annual and long-term incentives, as well as other items of total compensation, including retirement benefits, health and welfare benefits and perquisites. Management and the Committee review the specific pay disclosures of the defined peer group of chemical companies as well as survey data of similarly-sized chemical and other companies, as provided by the Consultant. The Committee discusses and considers this information when making compensation decisions. This process is described in the “Compensation Oversight Processes” section of this report. The Committee manages compensation so as to align each of the pay elements with market practices.

The Committee targets base salaries around the median of observed market practice and sets annual and long-term incentive targets (incentive as a percent of salary) to approximate the market median. We believe the maximum potential annual incentive payouts (no award shall be greater than double the target award) are consistent with the typical market range around target awards.

Our actual awards of performance units and SARs are based on the market data and an evaluation of an individual’s performance. In 2007:

•	We delivered 50% of the assigned long-term incentive target opportunity for a position, based upon competitive median long-term incentive practices, in the form of cash-settled performance units in order to avoid the dilution associated with share-based awards and to reward executives for achieving growth in our operating income, one of the measures we consider critical to our overall success.

•	We delivered the remaining 50% of the assigned long-term incentive target opportunity in the form of stock-settled SARs because they align executive and shareholder interests and because they help preserve cash.

•	We assigned a value to a single performance unit and we established a value for a single SAR based on the Towers Perrin binomial valuation method. We then determined the actual number of performance units and SARs by dividing the targeted dollar value allocated to each element by the value of a single performance unit and SAR, respectively.

The following table summarizes the allocation of the compensation opportunity at target that was granted in 2007 to the Named Executive Officers, based upon the primary elements of compensation (2007 base salary, Annual Incentive Plan 2007 target opportunity and long-term incentive grants made in 2007, including performance units that will pay out in 2010, if earned). The compensation opportunity is consistent with our overall pay-for-performance philosophy. Generally, employees at more senior levels in the organization, including the Named Executive Officers, have a greater proportion of their compensation tied to incentive compensation. Targeted pay opportunity levels align with the market in each individual pay element.

	Proportionate Size of Primary Elements of Compensation
Element	Newlin	Wilson	Baert	Kahler	Rademacher
Base Salary	24%	37%	45%	42%	42%

Annual Incentive Opportunity	24%	19%	23%	21%	21%

Long-Term Incentive Opportunity*	52%	44%	32%	37%	37%

*	Long-term incentive relating to the performance units for the 2007-2009 performance period would be paid in 2010, if earned.

Benchmarking Competitive Compensation

Each year, we analyze competitive market compensation data relating to salary, annual incentive, and long-term incentive. Periodically, we also analyze competitive market compensation data relating to retirement benefits and perquisites.

In analyzing competitive market data, we draw from two independent sources. First, we review proxy statement disclosures of a peer group of similarly-sized U.S. chemical companies (listed below) to establish an estimate of market compensation for our most senior executives. This approach provides insight into explicit company practices at business competitors or companies facing similar operating challenges. However, it does not provide market information for positions below the senior management level, nor does it address competitors for talent outside the chemical industry.

Albemarle Corporation	Eastman Chemical	Hercules Incorporated
Arch Chemicals, Inc.	Company	The Lubrizol Corporation
A. Schulman, Inc.	Ferro Corporation	RPM International Inc.
Cabot Corporation	FMC Corporation	Spartech Corporation
Chemtura Corporation	Georgia Gulf Corporation	The Valspar Corporation
Cytec Industries Inc.	H.B. Fuller Company

Note: Lyondell Chemical Company was considered a peer for the purpose of the 2006-2008 performance unit plan, but given its growth in size over the period, it has been removed from the comparison group.

Second, we review data from Towers Perrin’s Compensation Data Bank and other published surveys relating to the chemical industry or other applicable general industries, as provided by the Consultant, to augment the peer proxy analysis and provide a more robust sense of market practices. To obtain comparability based on company size, the data either references a specific sample of companies or calibrates the pay of a broad sample of companies against company size. This data is used as one of several inputs into management’s and the Committee’s deliberation on appropriate compensation levels. Other inputs include performance, scope of responsibilities, retention, internal equity considerations and other factors.

Elements of Compensation

The following discussion provides additional details about the main elements of compensation for the Named Executive Officers.

Base Salary

As described above, our policy is to target base pay at the market median but does allow actual pay levels to deviate from target based on performance, responsibility, experience and marketability unique to each individual. Based on data provided by the Consultant, the salaries of the Named Executive Officers range from 93% to 109% of the market median for comparable positions. For 2007, the Committee approved base salary increases for the Named Executive Officers averaging 4.9%.

Annual Incentive

The Senior Executive Annual Incentive Plan (the “Annual Plan”) was approved by shareholders in 2005 and includes a set of performance measures that can be used in setting bonuses under the plan. The Annual Plan determines how participants (including all Named Executive Officers) can earn annual cash awards. In 2007, the performance measures used for the corporate staff participants in the Annual Plan (including Messrs. Newlin, Wilson and Kahler) were company operating income (70% weighting with a $66 million performance target) and company-controlled cash flow (30% weighting with a $25 million performance target).

The performance measures used for Messrs. Baert and Rademacher as participants in the Annual Plan were business unit operating income (60% weighting with a $27 million performance target for Mr. Baert and a $20 million performance target for Mr. Rademacher), company operating income, (20% weighting with a $66 million performance target) and company-controlled cash flow (20% weighting with a $25 million performance target).

In the Annual Plan:

•	Company-controlled cash flow is defined as (operating income plus depreciation and amortization) plus/minus (changes in average working capital less capital expenditures, interest and other expenses).

•	Operating income is defined as operating income less raw material joint venture operating income and less any specified special items.

The Committee chose these performance measures in order to drive profitability and promote consistency in operational performance. Goals were generally designed to reward executives for the attainment of challenging but achievable annual business goals.

Consistent with our approach described above to approximate the market median in targeting annual incentives, the 2007 target bonus levels for the Named Executive Officers were: $741,635 for

Mr. Newlin, $181,990 for Mr. Wilson, $142,981 for Mr. Kahler, $153,788 for Mr. Rademacher, and an equivalent of $210,834 for Mr. Baert (whose compensation is based in Euros). These targeted levels are set at 100% of salary earned for Mr. Newlin and 50% of salary earned during the year for each of the other Named Executive Officers.

Achievement of a performance goal at the threshold level would result in payment of 50% of the targeted award for that particular performance goal; achievement of a performance goal at the target level would result in payment of 100% of the targeted award for that performance goal; and, achievement at the maximum level or greater would result in payment of 200% of the targeted award for that goal. The awards are interpolated if performance falls between the levels. The actual amount awarded to the Named Executive Officers for 2007, ranged from 78.9% of the targeted amount to 136.7% of the targeted amount. The actual amounts earned under the Annual Plan for 2007 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Annual Plan, as it applies to the Named Executive Officers, is structured to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In order to qualify the amounts earned under the Annual Plan as “performance-based”, the Committee may exercise discretion only to reduce an award. The Annual Plan is structured so that achievement of the threshold level of performance in any of the measures described above will result in the funding of the plan at maximum. Actual awards are calculated using the Plan formula described above and if funded at maximum as described above, the maximum awards are reduced, as necessary, to deliver awards that are consistent with the attainment levels that were achieved for management incentive plan participants. For a more detailed discussion of Section 162(m) of the Internal Revenue Code, see the “Tax Considerations” section of this report.

To provide consistency and understanding for plan participants, performance measures and weightings for the Annual Plan are similar for 2008 to what they were for 2007. To put additional emphasis on earnings, the weighting for corporate participants was changed from 70% weighting for operating income and 30% weighting for cash flow to 80% and 20%, respectively.

Long-Term Incentive

The 2005 Equity and Performance Incentive Plan was approved by shareholders in 2005 and permits a variety of types of incentive awards. We use the shares authorized under this plan in making our long-term incentive awards. If approved by shareholders, the 2008 Equity and Performance Incentive Plan will be used to make future grants of long-term incentive awards. For a description of the proposed 2008 Equity and Performance Incentive Plan, see “Proposal 2-Approval of the PolyOne Corporation 2008 Equity and Performance Incentive Plan” in this proxy statement.

(1)	Awards Granted in 2007

•	Cash-Settled Performance Units

In March 2007, long-term incentive awards were granted under the 2005 Equity and Performance Incentive Plan using two vehicles — 50% of the award’s value was in the form of performance units for the performance period 2007-2009 and 50% in the form of stock-settled SARs. The performance units granted in March 2007 will be paid in cash, subject to achievement of performance goals relating to company operating income for the three-year period from January 1, 2007 through December 31, 2009. The awards represented 50% of the total long-term incentive opportunity.

The Committee selected this performance measure in order to focus on improvement in overall company profitability. Generally, the Committee sets the target levels for the performance measures consistent with the levels established under the projections for our 3-year financial plan. The Committee believes that the budgeted levels reflect challenging but obtainable targets. If the targeted level of achievement for each performance measure were obtained, this would represent a significant improvement over the levels attained in previous years. These targeted levels are intended to be achievable, but a maximum level of performance would require extraordinary levels of performance, which we believe are possible but unlikely to be achieved. In setting the applicable target levels, the Committee may consider how achievement of the performance criteria could be impacted by events expected to occur in the coming years.

If we were to achieve the target performance level, a participant would earn a target-level award; if we were to attain only the threshold performance level, 50% of the target award would be earned; and if we were to attain the maximum performance level, the participant would earn 200% of the target award. If our performance fell between the threshold and target or between target and maximum, earnings under the plan would be interpolated.

•	Stock-Settled SARs

To reinforce our ongoing commitment to enhancing shareholder returns, 50% of the long-term incentive opportunity awarded in March 2007 to executives, including the Named Executive Officers, consists of SARs that, when exercised by the holder, are settled in our common shares. The SARs granted in March to all Named Executive Officers have a base price of $6.585. All SARs granted in 2007 have an exercise term of seven years and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.24; 1/3 @ $7.90 and 1/3 @ $8.56 (with a minimum vesting period of one year from the date of grant). All SARs granted in 2007 have met the target prices set for vesting during 2007.

We believe the SAR awards include more rigorous vesting conditions than are typically seen in the market for SARs or stock options, reinforcing our commitment to aligning pay and performance for executives. The SARs will vest only if the stock price hurdles mentioned above are attained and in no event will any SARs vest sooner than one year after grant, regardless of how our stock price performs. The SARs expire seven years after grant, which is shorter than typical market practice.

We do not and have not otherwise “backdated” the exercise or base price of any stock option or SAR. In the past, we have set the exercise price of an option or base price of a SAR based on the average of the high and low stock price on the day preceding the date of grant. After considering alternatives relating to this practice and upon the advice of our outside advisors, the proposed 2008 Equity and Performance Incentive Plan will, if approved, alter this practice. To be consistent with evolving market practices, we would set the exercise or base price as the closing sales price on the date of grant. Additional information regarding this matter can be found in the “Timing with Respect to Equity Award Grants” section of this report.

(2)	Awards Granted in Prior Years

In March 2008, the Committee approved the payout of performance shares relating to the long-term incentive award that was granted in 2005, for the 2005-2007 performance period. All of the Named Executive Officers other than Messrs. Newlin and Kahler (who were not employed by us at the time of grant) received an award of performance shares relating to this grant. These awards achieved target performance for one of the three performance measures (i.e., level of EBITDA in relation to debt achieved 6 quarters at less than or equal to 3.00), and 33% of the performance shares that were granted were paid out. Threshold performance was not attained for either of the two other performance measures (return on invested capital (threshold of 10%) and cash flow (threshold of $140 million)) and, therefore, no performance shares relating to these measures were eligible for payout. Mr. Newlin received an award of phantom units upon his hire date that paid out in March 2008. This award is described in the “Employment Agreement of the Chief Executive Officer” section of this report.

All outstanding equity awards are set forth in the 2007 Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.

(3)	Awards Granted in 2008

For 2008, the long-term incentive awards consist of 40% cash-settled performance units, 30% stock-settled SARs and 30% restricted stock units (“RSUs”). The Committee decided to grant RSUs and SARs (as opposed to only granting SARs) in order to provide a greater portion of the long-term incentive in the form of equity and provide a more meaningful and tangible form of equity award.

•	The performance units are earned based on achievement of goals relating to earnings per share growth over the three-year performance period of 2008-2010.

•	The SARs granted in 2008 have a term of seven years and will vest one-third per year over three years.

•	Each RSU is equal in value to one share of PolyOne common stock and the RSUs will pay out in the form of our common shares on a one-for-one basis. The RSUs will vest on the third anniversary of the date of grant.

Retirement Benefits

We offer a defined contribution retirement benefit to all U.S. employees through an Internal Revenue Code tax-qualified profit sharing/401(k) plan (the “Qualified Savings Plan”). The Qualified Savings Plan provides employees with individual retirement accounts funded by (1) an automatic Company-paid contribution of 2% of eligible earnings for all employees, (2) a Company-paid match on employee 401(k) contributions equal to dollar-for-dollar on the first 3% of earnings the employee contributes plus $0.50 per dollar on the next 3% of earnings the employee contributes, and (3) for certain heritage employees, an additional automatic company-paid contribution of up to 4% of eligible earnings (of the Named Executive Officers, only Mr. Wilson receives this contribution in the amount of 4%). The Internal Revenue Code limits employee contributions to $15,500 and earnings upon which employee/company contributions are based to $225,000 in 2007.

The PolyOne Supplemental Retirement Benefit Plan (the “Nonqualified Savings Plan”) is an unfunded, nonqualified plan that provides benefits similar to the Qualified Savings Plan, but without the Internal Revenue Code contribution and earnings limitations. The benefits under the Nonqualified Savings Plan are offset by the Qualified Savings Plan. Together these plans are intended to provide the Named Executive Officers with retirement income equivalent to that provided to all other employees under the Qualified Savings Plan. As a result, the Named Executive Officers can expect a retirement income that replaces a portion of their income while employed similar to that received by all other employees participating in the Qualified Savings Plan who are not impacted by the Internal Revenue Code limitations of the Qualified Savings Plan.

Mr. Baert is based outside the United States and does not participate in the Qualified Savings Plan or the Nonqualified Savings Plan. Mr. Baert participates in a standard defined contribution retirement benefit plan generally provided to all Belgium employees (except that some employees hired prior to May 2003 (other than Mr. Baert) elected to remain in the Belgium defined benefit plan previously offered as the standard retirement plan). The plan provides employees with individual retirement accounts funded by (1) an automatic Company paid contribution of 5% of base pay up to a salary limit plus 15% of base pay in excess of the salary limit, and (2) employee contributions of 5% of base pay above that salary limit. The salary limit, which is indexed annually, was €38,800 for 2007.

Mr. Wilson is also eligible, along with certain other legacy employees, to receive pension payments under a company-funded Internal Revenue Code qualified defined benefit pension plan as well as an unfunded, nonqualified defined benefit pension plan (the “Qualified Pension Plan” and “Nonqualified Pension Plan”, respectively). In addition, upon becoming retirement eligible (55 years of age with 10 years of service), Mr. Wilson will be eligible to receive certain retiree medical benefits. These plans existed prior to our formation in 2000 through the consolidation of Geon and M.A. Hanna and generally benefited all nonunion employees of Geon.

The amount of Mr. Wilson’s pension depends on a number of factors including monthly Final Average Earnings (“FAE”) and years of benefit service to us (“Benefit Service”). The Qualified Pension Plan provides a monthly lifetime benefit equal to 1.15% times FAE times Benefit Service plus 0.45% times FAE in excess of 2002 Covered Compensation (as defined by the Internal Revenue Code) times Benefit Service limited to 35 years.

The Nonqualified Pension Plan is similar to the Nonqualified Savings Plan in that it restores benefits lost in the Qualified Pension Plan due to Internal Revenue Code limitations on earnings and benefits. The Nonqualified Pension Plan benefit formula is the same as the Qualified Pension Plan except without the Internal Revenue Code qualified plan earnings limitations. The Nonqualified Pension Plan benefit is offset by the Qualified Pension Plan benefit.

The Qualified Pension Plan and Nonqualified Pension Plan were frozen to new entrants effective December 31, 1999. Benefit Service was frozen effective December 31, 2002 in both plans. In response to Internal Revenue Code Section 409A, the Nonqualified Pension Plan accrued benefit was temporarily frozen effective December 31, 2004. Following the release of final guidance relating to Section 409A of the Internal Revenue Code, in October, 2007, changes were made to the Nonqualified Pension Plan to ensure 409A compliance and the Plan was unfrozen for earnings increases retroactively to December 31, 2004. Earnings were never frozen in the Qualified Pension Plan so participants, including Mr. Wilson, continue to accrue additional benefits under that plan.

Messrs. Newlin, Baert, Kahler and Rademacher do not participate in a defined benefit plan.

Perquisites

We provide certain perquisites to the Named Executive Officers, which we believe are comparable to perquisites provided by the companies with which we compete for executive talent. These perquisites for those Named Executive Officers based in the United States include a monthly car allowance, reimbursement of expenses for financial planning and tax preparation, an annual physical examination, and group insurance providing excess liability umbrella insurance coverage in an amount equal to $5 million. For Mr. Baert, perquisites typical and comparable to perquisites provided by companies in Europe include a company provided automobile, meal and entertainment allowance, reimbursement of expenses for financial planning and tax preparation, and group insurance providing excess liability umbrella insurance coverage in an amount equal to $5 million. The specific amounts attributable to perquisites for 2007 are disclosed in the Summary Compensation Table.

Messrs. Newlin and Kahler were eligible for reimbursement of their relocation expenses under our standard relocation plan. During 2007, we reimbursed Messrs. Newlin and Kahler for expenses associated with the closing costs on their homes that they purchased near our headquarters and other incidental relocation expenses.

We believe that the perquisites that we provide are typical for senior executives and further our goals by retaining the best leaders.

We also provide other benefits such as medical, dental and life insurance and disability coverage to each U.S.-based Named Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Medical, dental and life insurance coverage for Mr. Baert is identical to the benefits provided to all other Belgium-based employees. We also provide vacation and paid holidays to all employees, including the Named Executive Officers. The Named Executive Officers are eligible for the following vacation: Mr. Newlin — five weeks, Mr. Wilson — six weeks, Mr. Baert — 26 days, and Messrs. Kahler and Rademacher — 4 weeks.

We do not provide or reimburse for personal country club memberships for any Named Executive Officer. We do maintain a corporate membership to a country club that is used for customer entertainment and other business purposes. We pay the monthly dues for this membership and incur expenses only for these business purposes. Any personal use of this facility by a Named Executive Officer is at the officer’s personal expense, with no incremental cost to us.

Compensation Oversight Processes

Salary Adjustments

During the first quarter, the Committee reviews executive compensation marketplace data provided by the Consultant. This report benchmarks our executive compensation compared to our peer group and the market in general. In addition, the Committee reviews tally sheets that contain information regarding the executives’ total annual compensation, termination benefits and wealth accumulation. A more detailed description of the tally sheets is provided in the “Review of Tally Sheets” section of this report.

In the first quarter of the calendar year, based upon individual performance and results achieved, the Chief Executive Officer recommends for the Committee’s review and approval specific salary adjustments for each of the executive officers, including the Named Executive Officers. The Chief Executive Officer makes his recommendations in conjunction with the marketplace data and input provided by the Consultant. The Committee sets the target compensation at or near the median, with adjustments to account for our specific facts and circumstances. Based upon the Chief Executive Officer’s recommendation, in March 2007, the Committee increased the salaries of the Named Executive Officers, effective in the first pay period in April 2007.

In 2007, the Committee determined, based on marketplace data and Mr. Newlin’s tally sheet data, that a 7.9% increase in salary was appropriate. In the Committee’s judgment, the total compensation package provided to Mr. Newlin, as described in the “Employment Agreement of the Chief Executive Officer” section of this report, is appropriate in order to fairly compensate and retain our Chief Executive Officer.

Plan-Based Awards

In the fourth quarter, the Committee reviews period-to-date performance and estimates of incentive payouts for the in-progress performance periods. In the first quarter of the following year, the Committee evaluates actual performance against pre-set goals and determines earnings under just-completed plan periods. Generally, the Committee approves payouts based on pre-set performance criteria and will not exercise discretion to increase an award. The Committee, however, has exercised its discretion to reduce an award.

In addition, in the first quarter, the Committee and management review competitive incentive data provided by the Consultant. Management develops preliminary recommendations for eligibility, award opportunities, performance measures and goals for the plan periods to commence the subsequent year for the Committee’s review. The Committee approves final terms in the first quarter of the subsequent year.

Review of Tally Sheets

The Committee and management have reviewed and considered tally sheets in connection with pay deliberations. Tally sheets, including all components of compensation, are reviewed by the Committee to determine the reasonableness of the compensation of our executive officers. Tally sheets are created collaboratively by the Consultant and our Human Resources department.

The tally sheets provide information regarding the Named Executive Officers’ total annual compensation, termination benefits and wealth accumulation. Total annual compensation includes: salary, annual incentive, long-term incentive, perquisites, and retirement benefits. This information is comparable to the amounts reported in the Summary Compensation Table. Payments under various forms of termination are reviewed and disclosed elsewhere in this proxy statement.

In aligning the overall program with market practices, benchmarking against the market occurs, but is limited in scope to the elements considered as compensation. The process of reviewing tally sheets began in late 2006 and we again reviewed tally sheets in mid-2007. We have committed to annually review tally sheets (and the related wealth accumulation analyses) and use that information in connection with compensation related decisions.

Tax Considerations

Cash compensation, such as base salary or annual incentive compensation, is taxable to the recipient as ordinary income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under tax-qualified plans, such as a 401(k) plan, do not affect our current tax deduction. Deferrals under supplemental executive deferral plans delay our tax deduction until the deferred amount (and any accumulation thereon) is paid. Stock-settled SARs are generally taxable as ordinary income when exercised. We realize a tax deduction at that time. The Committee does review potential tax implications before making decisions regarding compensation.

Management and the Committee are aware of Section 162(m) of the Internal Revenue Code, which generally limits the deductibility of executive pay in excess of one million dollars, and which specifies the requirements for the “performance-based” exemption from this limit. The Committee generally manages our incentive programs to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. We believe the compensation paid to our Named Executive Officers in 2007 is fully deductible.

Accounting Considerations

When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the Committee review and consider the accounting implications of a given award, including the estimated expense and/or dilutive considerations. Depending upon the type of accounting treatment associated with an incentive plan design, management and the Committee may alter or modify the incentive award due to the accounting treatment if the award (and the related accounting consequences) were to adversely affect our financial performance.

Employment Agreement of the Chief Executive Officer

On February 13, 2006, we entered into an agreement with Mr. Newlin, under which he agreed to serve as our Chairman, President and Chief Executive Officer. The agreement provided for specified awards intended to serve as an inducement to join the company, for Mr. Newlin’s initial base salary and for his participation in our various long-term incentive and benefit plans in effect from time to time during the term of his employment. Mr. Newlin also received a grant of a two-year cash incentive, consisting of phantom units subject to the achievement of specified performance goals over a two-year period (2006-2007), with each unit being equal in value to one share of our common stock. The terms of the units provide that payout will not be less than the targeted number of units (87,000) at the grant date stock price of $9.185. The phantom units were paid out in cash at the targeted number of units in March 2008.

In addition, the agreement provides for certain payments upon termination of Mr. Newlin’s employment, as described more fully in the “Potential Payments Upon Termination or Change-in-Control” section of this proxy statement. In October, 2007, this agreement was amended to ensure that any payments made pursuant to the agreement were in compliance with Section 409A of the Internal Revenue Code.

Termination Payments for Other Named Executive Officers

Effective May 25, 2006, the Committee approved the PolyOne Corporation Executive Severance Plan (the “Executive Severance Plan”) that is designed to provide severance protection to certain officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations. Under the terms and conditions of the Executive Severance Plan, officers are entitled to receive Severance Payments upon their termination of employment for reasons other than cause, death or disability. The plan details and estimates of these payments are provided in the “Potential Payments Upon Termination or Change-in-Control” section of this proxy statement.

The payments are to be made in compliance with Section 409A of the Internal Revenue Code and in October, 2007, the plan was amended to ensure compliance with Section 409A. These severance benefits are contingent upon our receipt of a signed release of all claims against us and signed non-compete, non-solicitation and non-disparagement agreements.

Change in Control Payments

We have entered into management continuity agreements (“Continuity Agreements”) with all of our elected corporate officers, including each of the Named Executive Officers. These agreements are designed to provide severance protection should a change in control of PolyOne occur and the executive officer’s employment be terminated either by us without cause or by the executive for good reason (as defined in the agreements). Generally, a change in control will be deemed to have occurred if (1) any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding securities (subject to certain exceptions); (2) there is a change in the majority of our Board of Directors; (3) certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or (4) there is shareholder approval of a complete liquidation or dissolution of PolyOne.

The payments under these Continuity Agreements are to be made in compliance with Section 409A of the Internal Revenue Code and the agreements were amended in October 2007 to ensure compliance with Section 409A.

These agreements are intended to provide for continuity of management in the event of a change in control. The agreements are automatically renewed each year unless we give prior notice of termination of the Continuity Agreement. The agreements provide that covered executive officers could be entitled to certain severance benefits. The details of the severance payments and benefits are provided in the “Potential Payments Upon Termination or Change-in-Control” section of this proxy statement.

In order to provide additional protection in the event of a change in control, our equity awards and Annual Plan provide for accelerated benefits in the event of a change in control. In the event of a change in control and a termination of the executive’s employment by us without cause or by the executive for good reason (as defined in the agreements), the SARs remain exercisable for their full term. These change-in-control provisions affect all participants in those programs, including the Named Executive Officers.

Compensation Policies

Timing with Respect to Equity Award Grants

In recent years, including 2007, the base price of SARs has been set according to our normal practice as outlined in the 2005 Equity and Performance Incentive Plan and is based on the average of the high and low price of our common shares on the trading day immediately before the day the award was approved by the Committee. This practice has allowed the Committee to know the actual base price at the time of approval. Because the base price could be different than the closing price on the day of the grant, the pricing difference is explained in the 2007 Grants of Plan-Based Awards table in this proxy statement. The 2008 Equity and Performance Incentive Plan, if approved by shareholders, will change this practice to set the base price of SARs (and the exercise price of any options granted) as the closing price of our common shares on the date of grant. Further, if we are in possession of material information that has not been publicly disclosed, the Committee will not grant equity awards until all such information is available to the public.

Stock Ownership Guidelines

In order to better align their financial interests with those of shareholders, we believe our executives should own a meaningful number of our shares. We have adopted share ownership guidelines specifying a minimum level of share ownership for all executives, including all Named Executive Officers. The specific levels of share ownership for the Named Executive Officers are noted in the following table. Executives are expected to accumulate the specified shares within five years of their becoming subject to the policy. The applicable guidelines are reduced after age 55 by 10% of the original level of ownership each year for five years.

In general, shares counted toward required ownership include shares directly held and shares vested in our benefit or deferral plans (including RSUs and phantom shares under our nonqualified deferral plan).

Element	Newlin	Wilson	Baert	Kahler	Rademacher
Share Ownership Target (in shares)	315,000	90,000	73,500	75,000	64,000

Total Share Ownership as of 3/17/08	349,700	182,826	48,366	53,186	77,667

Attainment Status	111.0%	203.1%	65.8%	70.9%	121.4%

Note: Ownership targets have been reduced by 30% for Mr. Baert and 20% for Mr. Rademacher, according to the applicable guideline pertaining to age reduction as discussed above. Messrs. Newlin and Kahler have been with the Company approximately two years and are not yet required to meet 100% of their share ownership target.

Repayment of Earned Incentives upon Restatement of Financial Results

We have adopted a policy that is consistent with the requirements of the Sarbanes-Oxley Act of 2002, which requires the Chief Executive Officer and Chief Financial Officer to reimburse us for any awards received during the twelve-month period following the release of financial results that subsequently require an accounting restatement due to material noncompliance with any financial reporting requirement if they are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

Conclusion

Our executive compensation programs are competitive in the marketplace and linked to our performance. These programs allow us to attract and retain high-caliber executives. We believe the design of our compensation plans and the relative mix of compensation elements successfully motivates our executives and aligns both the short-term and long-term interests of employees and shareholders.

The following table sets forth the compensation for the fiscal year ended December 31, 2007 of our principal executive officer, principal financial officer and our other three most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

								Change in
								Pension
							Non-	Value and
							Equity	Nonqualified
						Option/	Incentive	Deferred
				Stock		SAR	Plan	Compensation	All Other
Name and		Salary	Bonus(3)	Awards		Awards(6)	Compensation(7)	Earnings(8)	Compensation		Total
Principal Position	Year	($)	($)	($)		($)	($)	($)	($)		($)

Stephen D. Newlin, Chairman, President	2007	$741,635	$0	$589,333	(4)	$778,565	$1,482,066	$0	$208,069	(9)	$3,799,668

and Chief Executive Officer(1)	2006	589,615	600,000	505,374		558,936	959,700	0	110,196	(10)	3,323,821	(10)

W. David Wilson, Senior Vice President	2007	363,981	0	241	(5)	218,060	167,595	168,279	94,846	(11)	1,013,002

and Chief Financial Officer	2006	354,058	50,000	75,561		158,724	242,707	0	81,711		962,761

Bernard Baert, Senior Vice	2007	421,668	0	169	(5)	144,609	166,263	0	86,727	(12)	819,436

President & General Manager, Colors and Engineered Materials, Europe and Asia(2)	2006	349,999	0	53,125		105,333	219,576	0	70,030	(13)	798,063	(13)

Michael E. Kahler, Senior Vice President, Commercial Development	2007	285,962	0	0		196,144	131,671	0	128,390	(14)	742,167

Michael L. Rademacher, Senior Vice President & General Manager, Distribution	2007	307,577	0	160	(5)	138,141	210,229	0	64,508	(15)	720,615

(1)	Mr. Newlin was elected Chairman, President and Chief Executive Officer, effective February 21, 2006.

(2)	Mr. Baert’s compensation is based in Euros. The conversion rate used for purposes of converting the Euros earned by Mr. Baert into dollars for purposes of this table was €1.00 = $1.4724, which is the conversion rate used in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)	Amounts in this column include a signing bonus of $600,000 for Mr. Newlin and a one-time recognition award in the amount of $50,000 for Mr. Wilson in recognition of the additional duties and responsibilities assumed in connection with executive and operating matters during the CEO-transition period.

(4)	This reflects a restricted stock award granted in 2006 to Mr. Newlin under our 2005 Equity and Performance Incentive Plan as part of his hiring package with a compensation cost for 2007 of $589,333. The amount reflected in the table for 2007 includes the dollar amount recognized for financial statement reporting purposes for 2007 with respect to the award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). Additional information regarding the assumptions used in determining the cost reflected in the table can be found in Note Q of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(5)	This reflects the compensation cost under SFAS 123(R) in 2007 of performance shares granted in 2005. Additional information regarding the assumptions used in determining the costs reflected in the table can be found in Note Q of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. These performance shares are described in more detail in footnote (3) to the 2007 Option Exercises and Stock Vested table.

(6)	This column includes the grants of target-priced, stock-settled SARs granted in 2007 to the Named Executive Officers under our 2005 Equity and Performance Incentive Plan. The cost of these awards as reflected in the table was based on the dollar amount recognized for financial statement reporting purposes for 2007 with respect to these awards, computed in accordance with SFAS 123(R). These grants are described more fully in the narrative following the 2007 Grants of Plan-Based Awards table and in the “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2007 — Stock-Settled SARs” section of this proxy statement. This column also reflects the dollar amount recognized for financial statement reporting purposes in 2007 with respect to awards granted in prior years. Additional information regarding the assumptions used in determining the costs reflected in the table can be found in Note Q of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(7)	This column reflects amounts earned by the Named Executive Officers under the Annual Plan. The terms of the Annual Plan are described more fully in the narrative following the 2007 Grants of Plan-Based Awards table and in the “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive” section of this proxy statement. For Mr. Newlin, this column also reflects amounts paid pursuant to a two-year cash incentive that was granted to Mr. Newlin in connection with his employment agreement. This grant is described more fully in the “Compensation Discussion and Analysis — Employment Agreement of the Chief Executive Officer” section of this proxy statement.

(8)	Among the Named Executive Officers, only Mr. Wilson participates in the Qualified Pension Plan and the Nonqualified Pension Plan that existed prior to our formation in 2000 through the consolidation of Geon and M.A. Hanna. The aggregate actuarial present value of Mr. Wilson’s accumulated benefits under the Qualified Pension Plan and the Nonqualified Pension Plan increased by the amount shown in the table above. This increase was due to the fact that earnings under the Nonqualified Pension Plan were unfrozen following the release of final guidance relating to Section 409A of the Internal Revenue Code, as described more fully under the 2007 Pension Benefits table in this proxy statement. Above-market or preferential earnings are not available under any of our non-qualified deferred compensation plans.

(9)	Amounts under “All Other Compensation” for Mr. Newlin include tax gross-ups on personal benefits (including a gross up on reimbursement of moving expenses described below) in the amount of $32,397, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $14,625, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $94,462 and excess liability umbrella insurance coverage in the amount of $856. Mr. Newlin also received perquisites in 2007, reflected in the table, with the following incremental costs: reimbursement of moving expenses ($30,736), car allowance ($14,400), financial planning and tax preparation expenses ($13,000) and executive physical ($7,593).

(10)	Mr. Newlin’s 2006 “All Other Compensation” and “Total” columns have been revised to include the cost of an executive physical ($6,471) that occurred in 2006.

(11)	Amounts under “All Other Compensation” for Mr. Wilson include tax gross-ups on personal benefits in the amount of $4,767, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $23,625, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $45,552, and excess liability umbrella insurance coverage in the amount of $856. Mr. Wilson also received perquisites in 2007, reflected in the table, with the following incremental costs: car allowance ($14,400) and financial planning and tax preparation expenses ($5,646).

(12)	Amounts under “All Other Compensation” for Mr. Baert include PolyOne’s cash contributions to a tax-efficient savings plan, generally provided to all Belgium employees, in the amount of $52,630 and excess liability umbrella insurance coverage in the amount of $856. Mr. Baert also received perquisites in 2007, reflected in the table, with the following incremental costs: company provided automobile ($27,176), meal vouchers ($1,627) and customer entertainment allowance ($4,438).

(13)	Mr. Baert’s 2006 “All Other Compensation” and “Total” columns have been revised to include the cost of excess liability umbrella insurance coverage provided in 2006 ($987).

(14)	Amounts under “All Other Compensation” for Mr. Kahler include tax gross-ups on personal benefits (including a gross up on reimbursement of moving expenses described below) in the amount of $33,481, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $14,625, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $10,239, and excess liability umbrella insurance coverage in the amount of $856. Mr. Kahler also received perquisites in 2007, reflected in the table, with the following incremental costs: reimbursement of moving expenses ($54,689), car allowance ($12,000) and financial planning and tax preparation expenses ($2,500).

(15)	Amounts under “All Other Compensation” for Mr. Rademacher include tax gross-ups on personal benefits in the amount of $3,769, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $14,625, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $25,843 and excess liability umbrella insurance coverage in the amount of $856. Mr. Rademacher also received perquisites in 2007, reflected in the table, with the following incremental costs: car allowance ($12,000), financial planning and tax preparation expenses ($4,285), and executive physical ($3,130).

2007 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(3)
								All Other
								Stock			Grant Date
								Awards:			Fair
								Number	Exercise or Base		Value of Stock
								of Shares	Price of		and
								of Stock or	Option /SAR	Closing Market	Option/SAR
		Threshold(2)	Target	Maximum	Threshold	Target	Maximum	Units	Awards(4)	Price on	Awards(5)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	Grant Date	($)
S.D. Newlin	*	$370,818	$741,635	$1,483,270

	3/8/2007	522,550	1,045,100	2,090,200

	3/8/2007					308,400			$6.585	$6.48	$839,876

W.D. Wilson	*	90,995	181,990	363,981

	3/8/2007	149,400	298,800	597,609

	3/8/2007					88,200			6.585	6.48	240,198

B. Baert	*	105,417	210,834	421,668

	3/8/2007	89,850	179,700	359,400

	3/8/2007					53,100			6.585	6.48	144,609

M.E. Kahler	*	71,491	142,981	285,962

	3/8/2007	85,950	171,900	343,800

	3/8/2007					50,700			6.585	6.48	138,073

M.L. Rademacher	*	76,894	153,788	307,577

	3/8/2007	94,050	188,100	376,200

	3/8/2007					55,500			6.585	6.48	151,145

*	There is no Grant Date for these awards. This row relates to awards made under our cash-based Annual Plan.

(1)	The first row of this column for each Named Executive Officer represents the annual cash incentive opportunity for the Named Executive Officers under the Annual Plan. The actual amount earned for 2007 under the Annual Plan is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The second row of this column for each Named Executive Officer represents the performance units awarded to each Named Executive Officer under our 2005 Equity and Performance Incentive Plan. Each performance unit is equal in value to $1.00. These performance units will be paid in cash, if earned, and are subject to achievement of specified performance goals over a three-year performance period (2007-2009).

(2)	Threshold refers to the minimum amount payable upon reaching the threshold level of performance. If threshold performance is not attained, the participant will receive $0 for this award.

(3)	The numbers in this column represent stock-settled SARs granted to the Named Executive Officers under our 2005 Equity and Performance Incentive Plan, which become exercisable only upon the achievement of target prices relating to our common stock. If the applicable target prices are met, a portion of the total award becomes exercisable, as explained in the following narrative disclosure. The award of SARs provides for a single estimated payout and, thus, the total number of stock-settled SARs granted in 2007 is reported in the “Target” column above.

(4)	In setting the base price of SARs, we have followed the practice of using the average of the high and low sales price of our common shares on the trading day immediately before the day the award was approved by the Committee. This practice is in compliance with our 2005 Equity and Performance Incentive Plan. The award of stock-settled SARs that was granted on March 8, 2007 to the Named Executive Officers was priced using the average of the high and low sales price on the trading day immediately before the date of grant ($6.585).

(5)	This represents the grant date fair value of each equity-based award, computed in accordance with SFAS 123(R).

Set forth below is narrative disclosure relating to the Summary Compensation Table and the 2007 Grants of Plan-Based Awards table.

Senior Executive Annual Incentive Plan

Annual cash incentives were granted in 2007 under our Annual Plan and are based on achievement of performance goals relating to company operating income, and company-controlled cash flow (for the corporate staff participants) and business unit operating income, company operating income and company-controlled cash flow (for Messrs. Baert and Rademacher). Achievement of a performance goal at the threshold level results in payment of 50% of the targeted award for that performance goal; achievement of a performance goal at the target level results in a payment of 100% of the targeted award for that performance goal; and, achievement at the maximum level or greater results in payment of 200% of the targeted award for that goal. In no event will a Named Executive Officer receive an award that exceeds the plan maximum of $2,000,000. If performance falls between the levels, the award payouts are interpolated. For a more detailed discussion of our annual incentive plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive.”

Cash-Settled Performance Units

Cash-settled performance units were granted in 2007 under our 2005 Equity and Performance Incentive Plan and are based on achievement of performance goals, over a three-year period, relating to company operating income. If we achieve performance at the threshold level, 50% of the performance units will be earned; if we achieve performance at the targeted level, 100% of the performance units will be earned; and, if we achieve performance at the maximum level or greater, 200% of the performance units will be earned. If performance falls between the levels, the number of performance units earned is interpolated. For a more detailed discussion of the performance units granted in 2007, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2007 — Cash-Settled Performance Units.”

Stock-Settled SARs

In 2007, our Compensation and Governance Committee granted stock-settled SARs to the Named Executive Officers. These SARs have a term of seven years and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.24; 1/3 @ $7.90 and 1/3 @ $8.56. In no event may the SARs vest sooner than one year from the date of grant. For a more detailed discussion of the stock-settled SARs granted in 2007, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2007 — Stock-Settled SARs.”

Employment Agreements

We do not have employment agreements with any of our Named Executive Officers, except for Mr. Newlin. Mr. Newlin’s Employment Agreement is described in detail in the “Compensation Discussion and Analysis — Employment Agreement of the Chief Executive Officer” and the “Potential Payments Upon Termination or Change-in-Control” sections of this proxy statement.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option/SAR Awards							Stock Awards
												Equity	Equity
												Incentive	Incentive
												Plan	Plan
				Equity								Awards:	Awards:
				Incentive Plan								Number of	Market or
				Awards:				Number		Market		Unearned	Payout Value
	Number of			Number of				of Shares		Value of		Shares,	of Unearned
	Securities		Number of	Securities				or Units		Shares or		Units or	Shares, Units
	Underlying		Securities	Underlying		Option/		of Stock		Units of		Other	or Other
	Unexercised		Underlying	Unexercised		SARs	Option/	That		Stock That		Rights That	Rights That
	Options/SARs		Unexercised	Unearned		Exercise	SARs	Have Not		Have Not		Have Not	Have Not
	(#)		Options/SARs	Options/SARs		Price	Expiration	Vested		Vested		Vested	Vested
Name	Exercisable(1)		(#) Unexercisable	(#)		($)	Date	(#)		($)		(#)	($)
S.D. Newlin								200,000	(2)	1,316,000	(6)

	116,600	(4)		58,300	(4)	9.1850	2/20/2013

				308,400	(3)	6.585	3/7/2014

W.D. Wilson				26,400	(5)	8.9400	1/4/2012

	42,000	(4)		21,000	(4)	6.5100	1/3/2013

				88,200	(3)	6.585	3/7/2014

	128,536		0			10.3125	2/3/2008

	200		0			9.0000	9/4/2010

	71,100		0			8.7000	2/27/2011

	82,400		0			12.2200	3/25/2012

	61,900		0			6.0000	3/31/2013

B. Baert				18,600	(5)	8.9400	1/4/2012

	25,000	(4)		12,500	(4)	6.5100	1/3/2013

				53,100	(3)	6.5850	3/7/2014

	7,073		0			15.0000	11/3/2008

	6,969		0			10.6250	11/30/2009

	200		0			9.0000	9/4/2010

	41,000		0			8.7000	2/27/2011

	47,500		0			12.2200	3/25/2012

M.E. Kahler	37,800	(4)		18,900	(4)	9.0200	5/24/2013

				50,700	(3)	6.5850	3/7/2014

M.L. Rademacher				17,700	(5)	8.9400	1/4/2012

	28,200	(4)		14,100	(4)	6.5100	1/3/2013

				55,500	(3)	6.5850	3/7/2014

	19,524		0			11.5000	1/5/2010

	200		0			9.0000	9/4/2010

	42,700		0			8.7000	2/27/2011

	49,500		0			12.2200	3/25/2012

	39,100		0			6.0000	3/31/2013

(1)	This column shows the fully-exercisable stock options and SARs granted to the Named Executive Officers prior to the last fiscal year.

(2)	These shares of restricted stock vest on the third anniversary of the date of grant.

(3)	These stock-settled SARs were granted in 2007 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.24; 1/3 @ $7.90; and 1/3 @ $8.56. In no event may the SARs vest sooner than one year from the date of grant.

(4)	These stock-settled SARs were granted in 2006 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.50; 1/3 @ $8.50; and 1/3 @ $10.00. In no event may the SARs vest sooner than one year from the date of grant.

(5)	These stock-settled SARs were granted in 2005 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $9.84; 1/3 @ $10.73; and 1/3 @ $11.63.

(6)	Based on the closing market price of our common shares on the last trading day of the 2007 fiscal year, December 31, 2007 ($6.58).

2007 OPTION EXERCISES AND STOCK VESTED

	Option/SAR Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise(1)	on Exercise(2)	Vesting(3)	on Vesting(4)
Name	(#)	($)	(#)	($)
S.D. Newlin	—	—	—	—

W.D. Wilson	24,800	12,571	11,900	78,302

B. Baert	—	—	8,366	55,048

M.E. Kahler	—	—	—	—

M.L. Rademacher	—	—	7,900	51,982

(1)	Mr. Wilson exercised 8,134 non-qualified stock options and 16,666 incentive stock options.

(2)	Represents the difference between the market price of our common shares at exercise and the exercise or base price of the options exercised.

(3)	These performance shares were granted in January 2005 and were based upon achievement of performance goals, over the 2005-2007 performance period, relating to operating cash flow, return on invested capital (ROIC), and level of EBITDA in relation to debt. Each performance measure is weighted equally at 33 1/3%. In March 2008, the Committee approved payout of one-third of the targeted number of performance shares, because target performance was achieved for the performance measure relating to the level of EBITDA in relation to debt. Threshold performance was not attained for either of the two other performance measures (operating cash flow and ROIC) and, therefore, no performance shares relating to these awards were eligible for payout. The numbers reflected in the table show the actual number of performance shares earned. For a more detailed discussion of the performance shares granted in 2005, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in Prior Years.”

(4)	Based on the closing market price of our common shares on the last trading day of the 2007 fiscal year, December 31, 2007 ($6.58).

2007 PENSION BENEFITS

Present Value of
		Number of Years	Accumulated	Payments During Last
		Credited Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)
S.D. Newlin	N/A	—	—	—

W.D. Wilson	PolyOne Merged Pension Plan	24.9	512,786	0

	The Geon Company Section 401(a)(17) Benefit Restoration Plan	24.9	750,663	0

B. Baert	N/A	—	—	—

M.E. Kahler	N/A	—	—	—

M.L. Rademacher	N/A	—	—	—

(1)	The Present Value of Accumulated Benefit shown above for each plan for Mr. Wilson is the lump-sum value as of December 31, 2007 of the monthly pension benefit earned as of December 31, 2007 that would be payable under that plan for Mr. Wilson’s life beginning at age 62 (the earliest age prior to the Normal Retirement Age of 65 when benefits can commence unreduced for early retirement). Lump sum payments are not allowed under either plan. The assumptions used to determine the lump-sum value are a discount rate of 6.83% and a post-retirement mortality using the RP-2000 Combined Healthy Mortality Tables for males projected by Scale AA to 2008. No pre-retirement decrements are assumed.

As a result of the continuation of a plan that existed prior to the consolidation of Geon and M.A. Hanna, we maintain two defined benefit plans for those employees who were with those companies at the time of the consolidation. As of December 31, 1999, both plans were closed to new participants.

One plan is The PolyOne Merged Pension Plan, which provides funded, tax-qualified benefits subject to the limits on compensation and benefits under the Internal Revenue Code (referred to as the “Qualified Plan”). The other plan is The Geon Company Section 401(a)(17) Benefit Restoration Plan, which provides unfunded, non-qualified benefits that are in addition to those offered under the Qualified Plan. The Benefit Restoration Plan benefits are calculated under a formula similar to that of the Qualified Plan, but without the compensation and benefit limits imposed by the Internal Revenue Code on qualified plans. The benefits under the Benefit Restoration Plan are offset by benefits provided under the Qualified Plan. The Qualified Plan makes available a pension that is paid from funds in trust provided through contributions by us. Any pension benefit provided under the Benefit Restoration Plan is paid from our general assets.

The amount of the executive’s pension depends on a number of factors including FAE and years of credited Benefit Service. FAE is determined based on the highest four consecutive calendar years of an employee’s earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the match by us in the qualified savings plans. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Summary Compensation Table.

Effective December 31, 2002, service under the both the Qualified Plan and the Benefit Restoration Plan were frozen. In response to Internal Revenue Code Section 409A, the Nonqualified Pension Plan accrued benefit was temporarily frozen effective December 31, 2004. Following the release of final guidance relating to Section 409A of the Internal Revenue Code, in October 2007, changes were made to the Nonqualified Pension Plan to ensure 409A compliance and the Plan was unfrozen for earnings increases retroactive to December 31, 2004. Earnings were never frozen in the Qualified Pension Plan so participants, including Mr. Wilson, continue to accrue additional benefits under the plan.

The combined Plans generally provide a benefit of 1.15% of FAE, times all years of pension service credit, plus 0.45% of FAE in excess of 2002 “covered compensation” (as defined by the Social Security Administration) times years of pension credit up to 35 years. In addition, those executives who were actively at work on December 31, 1989, may receive an additional pension service credit of up to 4 years if actual pension service credit is less than 24 years. Benefits become vested after 5 years of service and are generally payable on a monthly lifetime basis starting at age 65.

A former employee can elect to commence vested benefit payments as early as age 55 in lieu of waiting to age 65. However, the benefit described above is subject to reduction in recognition of the additional payments that are received because of early commencement. The reduction for early retirement is determined differently depending on whether the former employee terminated employment before or after attaining age 55. If an employee terminates employment on or after age 55 and commences his or her benefit before age 62, the benefit payments would be reduced by 0.5% per month. If an employee terminates employment before age 55 and commences his or her benefit before age 65, the reduction is more severe and is determined on an actuarially equivalent basis. No reduction will occur if an employee (1) terminates employment on or after age 55 and commences his or her benefit on or after age 62 or (2) terminates employment before age 55 and commences his or her benefit at age 65.

The normal form of payment provides that an employee will receive his or her benefit on a lifetime payment with a minimum of 60 monthly payments guaranteed. Married participants receive payments in an actuarially equivalent 50% Joint and Survivor form. Other actuarially equivalent monthly lifetime forms of payments are available if elected by the participant with spousal agreement if married. Lump sum payments are not available.

In general, if a married, vested participant dies prior to commencing his pension benefit then the spouse is eligible to receive the benefit that would have otherwise been payable had the participant terminated employment on the day he died, survived to his Normal Retirement Date and elected a 50% Joint and Survivor form of payment and then immediately died. The 50% Joint and Survivor provides the surviving spouse with monthly lifetime payments at the participant’s Normal Retirement Age equal to 50% of the benefit that otherwise would have been payable. Payments can commence prior to the participant’s Normal Retirement Age but may be reduced for early commencement.

2007 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions in	Earnings	Withdrawals/	Aggregate Balance
	in Last FY(1)	Last FY(2)	in Last FY(3)	Distributions	at Last FYE(4)
Name	($)	($)	($)	($)	($)
S.D. Newlin	$86,580	$94,462	$10,664	—	$231,805

W.D. Wilson	75,503	45,552	43,165	—	666,815

B. Baert	—	—	—	—	—

M.E. Kahler	8,836	10,239	173	—	19,248

M.L. Rademacher	65,252	25,843	38,485	—	455,142

(1)	These amounts reflect actual amounts earned by the Named Executive Officers in 2007 that have been deferred on a voluntary basis. The amounts reflected in this column are included in the Summary Compensation Table as follows:

		2006 ‘‘Non-Equity Incentive
Name	2007 ‘‘Salary” column	Plan Compensation” column

S.D. Newlin	$38,037	$48,543
W.D. Wilson	46,324	29,179
B. Baert	—	—
M.E. Kahler	8,836	—
M.L. Rademacher	39,191	—

(2)	This column contains contributions by us in the last fiscal year under our non-qualified retirement plan, the PolyOne Supplemental Retirement Benefit Plan, which provides for benefits in excess of amounts permitted to be contributed under our qualified retirement plan, as follows: (a) our cash contributions in amounts equal to 100% on the first 3% of employee contributions plus 50% on the next 3% of employee contributions (the “Company Match”); (b) a retirement contribution by us in an amount equal to 2% of eligible earnings (the “Retirement Contribution”); and (c) for Mr. Wilson only (as one of our heritage employees), an additional automatic company-paid contribution in the amount of 4% (the “Transition Contribution”). Mr. Baert does not currently participate in this plan or any other non-qualified deferred compensation plan. The following table breaks out the contributions made by us in 2007 under each of the types of contributions described above:

Company Contribution	Newlin	Wilson	Baert	Kahler	Rademacher

Company Match	$64,935	$22,651	—	$6,627	$19,576
Retirement Contribution	29,527	7,634	—	3,612	6,267
Transition Contribution	—	15,267	—	—	—

All of these amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	A portion of the balance reflected in the table represents amounts earned by the executives, which they have elected to defer on a voluntary basis. Certain of the Named Executive Officers also have balances in frozen non-qualified deferred compensation plans sponsored by our predecessor companies, Geon and M.A. Hanna. These plans are The Geon Company Section 401(a)(17) Benefit Restoration Plan and the M.A. Hanna Company Supplemental Retirement Benefit Plan. These amounts are reflected in the table.

We currently offer participation in a non-qualified deferred compensation retirement plan called the PolyOne Supplemental Retirement Benefit Plan. This plan is an unfunded, nonqualified plan that provides benefits similar to our Qualified Savings Plan, but without Internal Revenue Code contribution and earnings limitations. The Named Executive Officers are permitted to elect to defer up to 15% of their salary and annual bonus into the plan. The amounts deferred are credited to accounts selected by the executive that mirror the investment alternatives available in our qualified retirement plan, except that participants cannot elect the PolyOne stock fund with respect to amounts deferred under the non-qualified plan. Each Named Executive Officer who is a participant in the supplemental plan is 100% vested in that portion of his or her account that is attributable to elective deferrals, the Transition Contribution (as defined above) and the Company Match (as defined above). Further, Named Executive Officers who are participants in the plan are vested in the Retirement Contribution (as defined above) upon three years of service. A Named Executive Officer’s vested accounts will commence to be paid to such executive within 30 days of the date of the executive’s termination of employment with us in the form of payment selected by the executive (lump sum payment or payment in installments over a period not exceeding 10 years) on an election form received by us.

The PolyOne Supplemental Retirement Benefit Plan and the frozen legacy plans are subject to the rules of Section 409A of the Internal Revenue Code, which restricts the timing of distributions. Thus, payment, or commencement of payment, to the Named Executive Officers of their accounts may need to be delayed by six months from such executive’s “separation from service” with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Named Executive Officers’ employment may be terminated under several possible scenarios. In certain of these scenarios, our plans, agreements, arrangements or typical practices would provide severance benefits in varying amounts to the executive. We do not have employment agreements with any of our Named Executive Officers, other than Mr. Newlin. We do have Continuity Agreements with each of our Named Executive Officers, which provide for specified benefits upon a termination of employment following a change in control and each of our Named Executive Officers, other than Mr. Newlin, participate in our Executive Severance Plan. Further, our plans, agreements and arrangements may provide for specified benefits upon a change in control (or for acceleration of such benefits). Severance and other benefits that are payable upon a termination of employment and/or upon a change in control are described below. The tables following the narrative discussion summarize the amounts payable upon termination or a change in control under certain circumstances, assuming that the executive’s employment terminated on December 31, 2007.

Management Continuity Agreements

Messrs. Newlin, Wilson, Baert, Kahler, and Rademacher are parties to Continuity Agreements with us. The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a “change of control” of PolyOne. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. Generally, a change of control is deemed to have occurred if:

•	any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding securities (subject to certain exceptions);

•	there is a change in the majority of our Board of Directors;

•	certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

•	there is shareholder approval of a complete liquidation or dissolution of PolyOne.

The Continuity Agreements generally provide for the continuation of employment of the individuals (for a period of 2 or 3 years, depending on the executive) in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation.

If a change of control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “good reason”, generally the Continuity Agreements provide that the individual would be entitled to receive:

•	a lump sum payment of two or three years of base salary, depending on the executive;

•	a payment of up to two or three times (depending on the executive) the executive’s targeted annual incentive amount in effect prior to the change of control;

•	reimbursement for costs of employee health and welfare benefits for up to two or three years (depending on the executive) equal to the difference between (1) the amount the executive is required to pay for such coverage and (2) the amount the executive would have been required to pay if he had paid the same percentage of the cost that a similarly situated employee would pay as of the date of the executive’s termination of employment, plus reimbursement for any taxes imposed as a result of the reimbursement for health care coverage;

•	a financial planning/tax preparation allowance equal to the annual financial planning/tax preparation allowance the executive was entitled to receive prior to the change of control;

•	a payment based on the difference between what the executive is entitled to receive under certain retirement plans and what the executive would have received under such retirement plans if he had accumulated two or three (depending on the executive) additional years of service under such plans;

•	a lump sum payment equal to the company contributions required to be made to certain retirement plans on behalf of the executive for the year of the change of control or the year of termination; and

•	a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Internal Revenue Code.

Under the terms of the Continuity Agreements, “cause” is defined generally to include: (1) following notice and an opportunity to cure, the willful and continued failure of the executive to substantially perform his duties, which causes material and demonstrable injury to the company; or (2) the willful engaging by the executive in other gross misconduct materially and demonstrably injurious to the company.

Further, under the terms of the Continuity Agreements, “good reason” is defined generally to include:

•	changes in duties, responsibilities, reporting relationships and status that constitute a material demotion;

•	the assignment of duties or responsibilities that are materially inconsistent with, or materially and adversely change, the executive’s positions, duties, responsibilities or reporting relationships and status;

•	a reduction in base salary or target incentive;

•	the failure to continue employee benefits or perquisites on a substantially equivalent basis;

•	the requirement to change the principal location of the executive’s work, which results in an additional commute of more than 50 miles;

•	the requirement for increased travel (one-third more) away from the executive’s office;

•	the failure of a successor to assume the Continuity Agreement; or

•	a termination of employment that does not comply with the Continuity Agreement.

For the Chief Executive Officer and Chief Financial Officer, “good reason” also includes their election to terminate employment for any reason during the 30-day period immediately following the first anniversary of the change of control.

To the extent a payment or benefit that is paid or provided under a Continuity Agreement would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Continuity Agreement or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Continuity Agreement and such other plan, program, agreement, arrangement or legal requirement.

In addition, in order to receive payment and benefits under the Continuity Agreement, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete and non-solicitation covenants for two or three years (depending on the executive).

Employment Agreement with Mr. Newlin

We have entered into a letter agreement with Stephen D. Newlin, pursuant to which Mr. Newlin agreed to serve as our Chairman, President and Chief Executive Officer. The agreement provides that if (i) Mr. Newlin’s employment is terminated by us without serious cause (as defined in our Employee Transition Plan), (ii) Mr. Newlin is not otherwise entitled to receive benefits under his Continuity Agreement (discussed above) and (iii) Mr. Newlin agrees to standard non-compete and non-solicitation covenants for a period of 36 months following the date of termination, Mr. Newlin will be entitled to 36 months of salary continuation, car allowance and financial planning/tax preparation allowance, a pro-rated annual incentive amount as earned for the year in which the termination of employment occurs and reimbursement for the costs previously paid by us while Mr. Newlin was employed for the continued coverage for 24 months in our medical and dental plans (but not life insurance, short-term disability or long-term disability), plus any taxes imposed as a result of such reimbursement.

If Mr. Newlin’s employment is involuntarily terminated without serious cause prior to February 21, 2009, Mr. Newlin is entitled to an additional cash payment equal to the amount determined by multiplying 166,667 by the fair market value of one share of PolyOne common stock on the date of the termination of employment. If Mr. Newlin is terminated on or following February 21, 2009, there is no additional cash payment.

Executive Severance Plan

On May 25, 2006, our Compensation and Governance Committee approved the adoption of the Executive Severance Plan. The Executive Severance Plan provides for severance payments to our executive officers and other elected officers upon certain terminations of employment.

For the Named Executive Officers other than Mr. Newlin, the Executive Severance Plan provides that, if we terminate the employment of a Named Executive Officer for any reason other than cause, the Named Executive Officer will be entitled to receive:

•	salary continuation payments in an amount equal to two times the Named Executive Officer’s base salary;

•	a pro rata payment of his annual bonus for the year of termination;

•	reimbursement for the costs previously paid by us for continued coverage for two years in our medical, dental and vision plans plus any taxes imposed as a result of such reimbursement; and

•	fees for outplacement benefits for a period of 12 months.

We do not have to make payments to any Named Executive Officer under the Executive Severance Plan if he is entitled to receive payment under a Continuity Agreement discussed above. In addition, in order to receive payment and benefits under the Executive Severance Plan, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete, non-solicitation and non-disparagement covenants during the two-year severance period.

Senior Executive Annual Incentive Plan

The Annual Plan provides opportunities to our key executives to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, without limiting our ability to deduct that expenditure for federal income tax purposes. Currently, all of our Named Executive Officers participate in the Annual Plan. The Annual Plan provides that, if a change in control occurs, we are required to pay each participant an interim lump-sum cash payment equal to the product of the number of months that have elapsed in the calendar year prior to the change in control and one-twelfth of the participant’s target annual incentive award in effect prior to the change in control. We have the obligation to make a final payment under the terms of the Annual Plan for the plan year in which the change in control occurs, but may offset the amount of any interim payment made.

Under the Annual Plan, a change in control is deemed to have occurred if:

•	any person becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities (subject to certain exceptions);

•	there is a change in the majority of our Board of Directors;

•	certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

•	there is shareholder approval of a complete liquidation or dissolution of PolyOne.

Equity/Long-Term Incentive Awards

Each of the agreements evidencing outstanding awards of restricted stock, stock options, stock appreciation rights and performance units provides that the vesting of such award will accelerate upon a change in control. For this purpose a “change in control” is defined, in some instances, the same as in the Annual Plan and, in other instances, the same as in the Continuity Agreements.

Retirement Benefits

Our defined benefit retirement benefit plan, applicable only to Mr. Wilson, also has provisions relating to the termination of the participants’ employment with us. These payments are described more fully in the disclosure provided in connection with the 2007 Pension Benefits table contained in this proxy statement.

Payments and Benefits Upon Termination — As of the End of Fiscal Year 2007

The following tables summarize the amounts payable upon termination under specified circumstances or upon a change in control. The data in the tables assumes that each triggering event listed in the tables occurred on December 31, 2007 and that the stock price for our common shares is $6.58, the closing sales price of our common shares on December 31, 2007.

STEPHEN D. NEWLIN

	Voluntary
	Termination or					Involuntary
	Retirement(1)	Involuntary				Termination
	(No CIC; or,	Termination			Involuntary	without Cause or
	Following a CIC,	with Cause			Termination	for Good Reason
	without Good	(Including			without Cause	(Following a
	Reason)	Following a CIC)	Death/Disability		(No CIC)	CIC)
	($)	($)	($)		($)	($)

Cash Severance Benefit (salary continuation, multiple of annual incentive payments and additional cash payment for termination prior to 2/21/09)	$0	$0	$0		$2,265,000	$4,530,000

Annual Incentive for Year of Termination	0	0	0		682,971	682,971

Cash LTIP-Vesting of Performance Units	0	0	1,035,367	(2)	1,096,669	2,075,600

LTIP — Vesting of Phantom Units	0	0	799,095		0	799,095

Equity Awards

- Restricted Stock	0	0	1,316,000		0	1,316,000

- Unexercisable Stock Options/SARs	0	0	0	(3)	0	0

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	0	0	0		20,327	30,490

- Continuation of Other Benefits (car allowance; other welfare benefits)	0	0	0		45,768	15,256

- Financial Planning Services	0	0	0		39,000	13,000

- Outplacement Benefits	0	0	0		0	0

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	0	0	0		0	294,450

Excise Tax Gross Up	0	0	0		0	3,753,253

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	0	0	3,150,462		4,149,735	13,510,115

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	294,610	294,610	294,610		294,610	294,610

Present Value of Accrued Pension Benefit	0	0	0		0	0

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	294,610	294,610	3,445,072		4,444,345	13,804,725

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level of performance.

(3)	Assumes a constant share price of $6.58, the closing sales price of our common shares on December 31, 2007.

(4)	This row consists mainly of amounts contributed by the executive to a retirement benefit plan of the Company that otherwise would have been paid to the executive and includes amounts disclosed in the “Aggregate Balance at Last FYE” column of the 2007 Nonqualified Deferred Compensation table.

W. DAVID WILSON

	Voluntary					Involuntary
	Termination or	Involuntary				Termination
	Retirement(1)	Termination				without Cause
	(No CIC; or,	with Cause			Involuntary	or for Good
	Following a	(Including			Termination	Reason
	CIC, without	Following a			without Cause	(Following a
	Good Reason)	CIC)	Death/Disability		(No CIC)	CIC)
	($)	($)	($)		($)	($)
Cash Severance Benefit (salary continuation, multiple of annual incentive payments)	$0	$0	$0		$732,000	$1,647,000

Annual Incentive for Year of Termination	0	0	0		167,595	167,595

Cash LTIP-Vesting of Performance Units	0	0	296,067	(2)	0	595,000

Equity Awards

- Restricted Stock	0	0	0		0	0

- Unexercisable Stock Options/SARs	0	0	0	(3)	0	1,470

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	0	0	0		15,531	23,297

- Continuation of Other Benefits (other welfare benefits)	0	0	0		0	15,256

- Financial Planning Services	0	0	0		0	10,000

- Outplacement Benefits	0	0	0		9,500	0

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	0	0	0		0	172,940

Excise Tax Gross Up	0	0	0		0	1,117,623

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	0	0	296,067		924,626	3,750,181

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	1,132,630	1,132,630	1,132,630		1,132,630	1,132,630

Present Value of Accrued Pension Benefit(5)	970,450	970,450	482,169/970,450	(6)	970,450	970,450

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	2,103,080	2,103,080	1,910,866/2,399,147	(6)	3,027,706	5,853,261

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level of performance.

(3)	Assumes a constant share price of $6.58, the closing sales price of our common shares on December 31, 2007.

(4)	This row consists mainly of amounts contributed by the executive to a retirement benefit plan of the Company that otherwise would have been paid to the executive and includes amounts disclosed in the “Aggregate Balance at Last FYE” column of the 2007 Nonqualified Deferred Compensation table.

(5)	The numbers shown in the table are illustrative only because lump sum payments are not available.

(6)	The first number represents payments received upon death and the second number represents payments received upon disability.

BERNARD BAERT(1)

	Voluntary
	Termination or							Involuntary
	Retirement(2)		Involuntary					Termination
	(No CIC; or,		Termination			Involuntary		without Cause or
	Following a CIC,		with Cause			Termination		for Good Reason
	without Good		(Including			without Cause		(Following a
	Reason)		Following a CIC)	Death/Disability		(No CIC)		CIC)
	($)		($)	($)		($)		($)

Cash Severance Benefit (salary continuation, multiple of annual incentive payments)	$0		$0	$0		$0		$0

Annual Incentive for Year of Termination	0		0	0		0		0

Cash LTIP-Vesting of Performance Units	176,900	(3)	0	176,900	(3)	0		355,200

Severance Pay Under Belgian Law	0		0	0		1,742,763	(6)	1,742,763	(6)

Equity Awards

- Restricted Stock	0		0	0		0		0

- Unexercisable Stock Options/SARs	0		0	0	(4)	0		875

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	0		0	0		0		0

- Continuation of Other Benefits (other welfare benefits)	0		0	0		0		856

- Financial Planning Services	0		0	0		0		8,000

- Outplacement Benefits	0		0	0		0		0

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	0		0	0		0		0

Excise Tax Gross Up	0		0	0		0		0

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	176,900		0	176,900		1,742,763		2,107,694

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(5)	411,486		411,486	411,486		411,486		411,486

Present Value of Accrued Pension Benefit	0		0	0		0		0

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	588,386		411,486	588,386		2,154,249		2,519,180

(1)	Based on a conversion rate of €1.00 = $1.4724.

(2)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(3)	Assumes achievement of performance goals at the target level of performance.

(4)	Assumes a constant share price of $6.58, the closing sales price of our common shares on December 31, 2007.

(5)	This row consists mainly of amounts contributed by the executive to a retirement benefit plan of the Company that otherwise would have been paid to the executive and includes amounts disclosed in the “Aggregate Balance at Last FYE” column of the 2007 Nonqualified Deferred Compensation table.

(6)	Assumes payments would be provided as required by Belgian law and not under the Executive Severance Plan or Mr. Baert’s Continuity Agreement.

MICHAEL E. KAHLER

	Voluntary
	Termination or					Involuntary
	Retirement(1)	Involuntary				Termination
	(No CIC; or,	Termination			Involuntary	without Cause or
	Following a CIC,	with Cause			Termination	for Good Reason
	without Good	(Including			without Cause	(Following a
	Reason)	following a CIC)	Death/Disability		(No CIC)	CIC)
	($)	($)	($)		($)	($)

Cash Severance Benefit (salary continuation, multiple of annual incentive payments)	$0	$0	$0		$580,000	$1,305,000

Annual Incentive for Year of Termination	0	0	0		131,671	131,671

Cash LTIP-Vesting of Performance Units	0	0	57,300	(2)	0	171,900

Equity Awards

- Restricted Stock	0	0	0		0	0

- Unexercisable Stock Options/SARs	0	0	0	(3)	0	0

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	0	0	0		22,367	33,550

- Continuation of Other Benefits (other welfare benefits)	0	0	0		0	12,856

- Financial Planning Services	0	0	0		0	10,000

- Outplacement Benefits	0	0	0		9,500	0

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	0	0	0		0	84,830

Excise Tax Gross Up	0	0	0		0	730,572

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	0	0	57,300		743,538	2,480,379

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	66,860	66,860	66,860		66,860	66,860

Present Value of Accrued Pension Benefit	0	0	0		0	0

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	66,860	66,860	124,160		810,398	2,547,239

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level of performance.

(3)	Assumes a constant share price of $6.58, the closing sales price of our common shares on December 31, 2007.

(4)	This row consists mainly of amounts contributed by the executive to a retirement benefit plan of the Company that otherwise would have been paid to the executive and includes amounts disclosed in the “Aggregate Balance at Last FYE” column of the 2007 Nonqualified Deferred Compensation table.

MICHAEL L. RADEMACHER

	Voluntary					Involuntary
	Termination or	Involuntary				Termination
	Retirement(1)	Termination				without Cause
	(No CIC; or,	with Cause			Involuntary	or for Good
	Following a	(Including			Termination	Reason
	CIC, without	Following a			without Cause	(Following a
	Good Reason)	CIC)	Death/Disability		(No CIC)	CIC)
	($)	($)	($)		($)	($)
Cash Severance Benefit (salary continuation, multiple of annual incentive payments)	$0	$0	$0		$620,000	$1,395,000

Annual Incentive for Year of Termination	0	0	0		210,229	210,229

Cash LTIP-Vesting of Performance Units	0	0	195,233	(2)	0	386,900

Equity Awards

- Restricted Stock	0	0	0		0	0

- Unexercisable Stock Options/SARs	0	0	0	(3)	0	987

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	0	0	0		15,531	23,297

- Continuation of Other Benefits (other welfare benefits)	0	0	0		0	12,856

- Financial Planning Services	0	0	0		0	10,000

- Outplacement Benefits	0	0	0		9,500	0

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	0	0	0		0	90,680

Excise Tax Gross Up	0	0	0		0	794,523

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	0	0	195,233		855,260	2,924,472

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	740,440	740,440	740,440		740,440	740,440

Present Value of Accrued Pension Benefit	0	0	0		0	0

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	740,440	740,440	935,673		1,595,700	3,664,912

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level of performance.

(3)	Assumes a constant share price of $6.58, the closing sales price of our common shares on December 31, 2007.

(4)	This row consists mainly of amounts contributed by the executive to a retirement benefit plan of the Company that otherwise would have been paid to the executive and includes amounts disclosed in the “Aggregate Balance at Last FYE” column of the 2007 Nonqualified Deferred Compensation table.

Compensation and Governance Committee Interlocks and Insider Participation

During 2007, none of our executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

Policy on Related Person Transactions

Under our Guidelines for Ethical Business Conduct, we prohibit all employees, including our officers and non-employee Directors from engaging in activities that would impact their ability to carry out their duties in an independent, objective fashion. We also have adopted a written “Policy for Review of Transactions Between the Company and Its Directors, Executive Officers and Other Related Persons.” This policy requires an initial review by our Chief Legal Officer, Chief Financial Officer and Ethics and Compliance Officer, in consultation with each other (the “Reviewing Team”), of all transactions, arrangements or relationships with us in which any Director, executive officer or other related person (including immediate family members of all related persons) has a direct or indirect material interest, which involve $50,000 or more. Further, the Audit Committee must review and approve any transaction that the Reviewing Team determines may be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934 or any similar provision. In reviewing the related person transactions, the Reviewing Team and the Audit Committee consider the following factors: (1) whether the transaction is in conformity with our Guidelines for Ethical Business Conduct and is in our best interests; (2) whether the transaction would be in the ordinary course of our business; (3) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (4) the disclosure standards set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934 or any similar provision; and (5) whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE rules.

Report of the Compensation and Governance Committee

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis set forth on pages 15 to 28 of this proxy statement with management and, based on this review, has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

The Compensation and Governance Committee
of the Board of Directors

Gordon D. Harnett, Chairperson
J. Douglas Campbell
Carol A. Cartwright
Gale Duff-Bloom
Richard H. Fearon
Robert A. Garda
Edward J. Mooney
Farah M. Walters

PROPOSAL 2 — APPROVAL OF THE POLYONE CORPORATION
      2008 EQUITY AND PERFORMANCE INCENTIVE PLAN

On March 6, 2008, our Board of Directors unanimously approved and adopted, subject to the approval of our shareholders at the annual meeting, the PolyOne Corporation 2008 Equity and Performance Incentive Plan (the “Plan”). The Plan affords the Board the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers and other employees.

We have historically granted equity awards under various plans, including most recently under the amended 2005 Equity and Performance Incentive Plan (the “Existing Plan”). The Existing Plan has awards authorized but not granted at the date of this proxy statement. If approved by shareholders, the Plan will become effective and no further awards will be made under the Existing Plan.

The affirmative vote of a majority of the shares voting on this proposal is required for approval of the Plan. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix A to this proxy statement.

Plan Highlights

The Plan authorizes our Board, or its independent Compensation and Governance Committee, to provide equity-based compensation in the form of stock options, SARs, restricted stock, RSUs, performance shares and units, and other stock-based awards for the purpose of providing our directors, officers and employees incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan, attached to this proxy statement.

Plan Limits.  Total awards under the Plan are limited to 5,000,000 shares, of which no more than 2,000,000 may be issued in the form of awards other than stock options or SARs (after taking into account forfeitures, expirations and cancellations). The Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 500,000 and the aggregate number of restricted shares and RSUs that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, performance shares or other equity-based awards under Section 10 of the Plan that may be granted to any one participant in a calendar year to 400,000. And, under the Plan, no participant will receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code in any calendar year having a value in excess of $3,000,000.

No Liberal Recycling Provisions.  The Plan provides that only shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with option right proceeds. Further, all shares covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

Minimum Vesting Periods.  The Plan provides that:

•	Stock options and SARs may not vest by the passage of time sooner than one-third per year over three years unless they vest sooner by virtue of retirement, death or disability of a participant or a change of control;

•	Restricted stock and RSUs may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of retirement, death or disability of a participant or a change of control;

•	The period of time within which Management Objectives relating to performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control; and

•	Stock options, SARs, restricted stock and RSUs that vest upon the achievement of Management Objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control.

No Repricing.  We have never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the Plan.

Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

•	The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	It is intended that our Board will delegate to the Compensation and Governance Committee of the Board (consisting of only independent directors) administration of the Plan if approved. Pursuant to such delegation, the Compensation and Governance Committee will have all of the powers and authority of the Board as described herein.

In addition to providing for these key features in the Plan, our historical grants under our equity plans illustrate our commitment to appropriately managing equity compensation. From 2005 to 2007, we have awarded stock options, SARs and restricted stock averaging 1.48% of shares outstanding.

If the Plan is approved, our full dilution level on March 17, 2008 will be 13.1%. The level of full dilution assumes all 5,000,000 shares will actually be issued under the Plan, whereas the Plan does not permit liberal recycling of shares, as described above. Management and the Board are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

From January 1, 2008 to March 17, 2008, 1,587,159 options and SARs, with an average exercise price of $10.71 expired without being exercised. Thus, as of March 17, 2008:

•	There are a total of 93,247,145 PolyOne common shares outstanding.

•	There are 8,589,892 options and SARs outstanding, with an average exercise price of $9.38 and average years remaining of 3.66.

•	There are a total of 659,200 full value awards (restricted stock and RSUs) outstanding; 239,600 of these are restricted shares that are included in the number of our common shares outstanding.

•	There are 705,738 shares remaining available under all of our equity plans. If the Plan is approved by shareholders, 620,551 shares will no longer be available for grant under the Existing Plan because, as mentioned above, no further awards will be made under that plan, provided that share awards will be made to our Directors in April under our Existing Plan as part of their first quarter fees.

Summary of the Plan

Shares Available Under the Plan.  Subject to adjustment as provided in the Plan, the number of our common shares that may be issued or transferred (1) upon the exercise of option rights or SARs, (2) in payment of restricted stock and released from substantial risks of forfeiture thereof, (3) in payment of RSUs, (4) in payment of performance shares or performance units that have been earned, (5) as awards to non-employee Directors, (6) as other awards contemplated by Section 10 of the Plan or (7) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 5,000,000 common shares. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will be available for issue or transfer under the Plan. Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above; (b) shares withheld by us to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by us with option right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by a SAR, to the extent that it is exercised and settled in shares and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

The aggregate number of common shares actually issued or transferred by us upon the exercise of incentive stock options (“ISOs”) will not exceed 3,000,000 of the common shares reserved for purposes of the Plan. Further, no participant will be granted option rights or SARs, in the aggregate, for more than 500,000 common shares during any calendar year and no participant will be granted restricted stock or RSUs that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, performance shares or other awards under Section 10 of the Plan, in the aggregate, for more than 400,000 common shares during any calendar year. The number of shares issued as restricted stock, RSUs, performance shares and performance units (taking into account any forfeitures, expirations and cancellations) will not, during the life of the Plan, in the aggregate, exceed 2,000,000 of the common shares reserved for purposes of the Plan. In no event shall any participant in any calendar year receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code having an aggregate maximum value as of their respective dates of grant in excess of $3,000,000, and no awards will be granted to non-employee Directors or under Section 10 of the Plan to the extent they would involve the issuance of more than 500,000 shares in the aggregate. The foregoing limits are subject to certain adjustments as provided in the Plan.

Eligibility.  Our officers and key employees and the officers and key employees of our subsidiaries and our non-employee Directors or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 100 persons, may be selected by the Board to receive benefits under the Plan. The Board determines which persons will receive awards and the number of shares subject to such awards.

Option Rights.  Option rights may be granted that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The market price of our common shares as reported on the NYSE on March 17, 2008 was $6.01 per share. The option price is payable (1) in cash, check or wire transfer at the time of exercise, (2) by the transfer to us of common shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price, (3) by a combination of such payment methods or (4) by such other method as may be approved by the Board. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the common shares to which the exercise relates.

The Board may, at the date of grant of any option rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis, either in cash or in additional common shares.

The Board reserves the discretion at or after the date of grant to provide for (1) the payment of a cash bonus at the time of exercise, (2) the availability of a loan at exercise, and (3) the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price. Additionally, the Board may substitute, without receiving the participant’s permission, SARs payable only in common shares (or SARs payable in common shares or cash, or a combination of both, at the Board’s discretion) for outstanding options.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with PolyOne or any subsidiary that is necessary before the option rights will become exercisable, provided that option rights may not vest by the passage of time sooner than one-third per year over three years. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the optionee, or a change of control of PolyOne. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. If the option rights provide that Management Objectives must be achieved prior to exercise, such option rights may not become exercisable sooner than one year from the date of grant except in the event of the retirement, death or disability of the grantee, or a change of control of PolyOne. Option rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.

SARs.  A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the base price (or option price if a tandem SAR) and the value of our common shares on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. SARs may not vest by the passage of time sooner than one-third per year over three years, provided that any grant may specify that such SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the grantee, or a change of control of PolyOne. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights. If the SARs provide that Management Objectives must be achieved prior to exercise, such SARs may not become exercisable sooner than one year from the date of grant except in the event of the retirement, death or disability of the grantee, or a change of control of PolyOne. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.

Restricted Stock.  A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Board may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as the Board may determine at the date of grant. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve us as an officer, key employee or non-employee Director during a specified period of years. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee, or a change of control of PolyOne.

Any grant of restricted stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that Management Objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control of PolyOne. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. Restricted stock will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.

RSUs.  A grant of RSUs constitutes an agreement by us to deliver common shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Board may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such RSUs, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such RSUs on either a current, deferred or contingent basis, either in cash or in additional common shares. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.

RSUs must be subject to a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period, on an annual basis, as determined by the Board at the date of grant. Additionally, the Board may provide for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a change of control of PolyOne. Any grant of RSUs may specify Management Objectives which, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of RSUs provides that Management Objectives must be achieved to result in a lapse of the restriction period, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control of PolyOne. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of RSUs on which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Board. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth under “Shares Available Under the Plan” above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than one year, except in the case of the retirement, death or disability of the grantee, or a change of control of PolyOne, if the Board shall so determine. Each grant of performance shares or performance units may specify in respect of the relevant Management Objective(s) a level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objective(s). To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents thereon in cash or in common shares on a current, deferred or contingent basis. Performance shares and performance units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.

Management Objectives.  The Plan requires that the Board establish “Management Objectives” for purposes of performance shares and performance units. When so determined by the Board, option rights, SARs, restricted stock, RSUs, dividend credits or other awards under the Plan may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within PolyOne or a subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies. Management Objectives applicable to any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code to a participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to specified levels of or growth in:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Board determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Awards to Non-Employee Directors.  The Board may, in its discretion, authorize the granting to non-employee Directors of option rights, SARs or other awards under Section 10 of the Plan and may also authorize the grant or sale of common shares, restricted stock or RSUs to non-employee Directors. Non-employee Directors are not eligible to receive performance shares or performance units under the Plan. Non-employee Directors may be awarded, or may be permitted to elect to receive, under the Plan and pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in common shares, restricted stock, RSUs or other awards under the Plan in lieu of cash.

Each grant or sale of option rights, SARs, restricted stock, RSUs or other awards to non-employee Directors will be upon such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an evidence of award in such form as the Board may approve. If a non-employee Director subsequently becomes an employee of ours or of a subsidiary of ours while remaining a member of the Board, any award held under the Plan by the non-employee Director at that time will not be affected.

Other Awards.  The Board may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common shares or factors that may influence the value of our common shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for common shares, or awards with value and payment contingent upon our performance or the performance of our subsidiaries or other factors determined by the Board). The Board will determine the terms and conditions of these awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, paid for at such time, by such methods and in such forms as the Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. The Board may also grant common shares as a bonus, or may grant other awards in lieu of our obligations or the obligations of a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board in a manner that complies with Section 409A of the Internal Revenue Code. Such other awards that are share-based are not required to be subject to any minimum vesting period.

Administration and Amendments.  The Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Plan to the Compensation and Governance Committee of the Board or another committee of the Board (or a subcommittee thereof).

If permitted by Section 409A of the Internal Revenue Code and Section 162(m) of the Internal Revenue Code in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation,” in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any other awards made pursuant to the Plan subject to any vesting schedule or transfer restriction, or who holds common shares subject to any other transfer restriction imposed pursuant to the Plan, the Board may, in its sole discretion, accelerate the time at which such option right, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

The Board is authorized to interpret the Plan and related agreements and other documents. The Board may amend the Plan from time to time without further approval by our shareholders, except where (1) the amendment would materially increase the benefits accruing to participants under the Plan, would materially increase the number of securities which may be issued under the Plan, or would materially modify the requirements for participation in the Plan, or (2) required by applicable law or NYSE rules and regulations.

Transferability.  Except as otherwise determined by the Board, no option right or SAR or other derivative security granted under the Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by the Board, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

The Board may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by us upon exercise of option rights or SARs, upon termination of the restriction period applicable to RSUs or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to restricted stock, will be subject to further restrictions on transfer.

Adjustments.  The number and kind of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control of PolyOne, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control of PolyOne, the Board may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board shall also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above.

Detrimental Activity.  Any evidence of award may provide that if a participant, either during employment by us or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” as defined in the Plan attached to this proxy statement, the participant shall forfeit any award granted under the Plan then held by the participant or return to us, in exchange for payment by us of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the Plan that the participant has disposed of, if so provided in the evidence of award for such grant, the participant will pay to us in cash the difference between (1) any amount actually paid therefor by the participant pursuant to the Plan and (2) the market value per share of the common shares on the date they were acquired.

Withholding Taxes.  To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Compliance with Section 409A of the Internal Revenue Code.  To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable under the Plan and grants under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Internal Revenue Code, any deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable to a participant or for a participant’s benefit under the Plan and grants under the Plan may not be reduced by, or offset against, any amount owing by the participant to us or any of our affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Internal Revenue Code) (1) the Participant shall be a specified employee (within the meaning of Section 409A of the Internal Revenue Code and using the identification methodology selected by us from time to time) and (2) we shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Internal Revenue Code in order to avoid taxes or penalties under Section 409A of the Internal Revenue Code, then we shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

Notwithstanding any provision of the Plan and grants under the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Internal Revenue Code, we reserve the right to make amendments to the Plan and grants under the Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Internal Revenue Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Plan and grants under the Plan (including any taxes and penalties under Section 409A of the Internal Revenue Code), and neither we nor any of our affiliates shall have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Termination.  No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by our shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2008. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights.  In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to PolyOne or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by our shareholders.

Our Board of Directors unanimously recommends a vote FOR Proposal 2 to approve the Plan.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2008 Equity and Performance Incentive Plan because the grant and actual pay-out of awards under such plans are discretionary.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of December 31, 2007.

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued Upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,985,439	9.89	2,134,174	(1)
Equity compensation plans not approved by security holders(2)	158,712	$10.43	0

(1)	In addition to options, warrants and rights, the PolyOne Corporation 2005 Equity and Performance Incentive Plan authorizes the issuance of restricted stock, RSUs and performance shares. The 2005 Equity and Performance Incentive Plan limits the total number of shares that may be issued as one or more of these types of awards to 1,500,000. This number also includes shares available under our existing Deferred Compensation Plan for Non-Employee Directors. This plan provides our non-employee Directors with a vehicle to defer their cash compensation in the form of shares. This plan provides that the aggregate number of our common shares that may be granted under the Deferred Compensation Plan for Non-Employee Directors in any fiscal year during the term of the plan will be equal to one-tenth of one percent (0.1%) of the number of our common shares outstanding as of the first day of that fiscal year. At the end of 2007, 59,623 common shares remained available under this plan and our current Directors had a total of 521,519 shares deferred as of December 31, 2007. The deferred shares are held in a trust and are currently part of our outstanding common shares.

(2)	The 1998 Interim Stock Award Plan was adopted by the Board of Directors of one of our predecessors in 1998. This Plan provides for awards in the form of stock options, restricted stock, stock equivalent units, stock appreciation rights, performance shares, and other stock and performance-based incentives. Our key employees and the key employees of our affiliates were eligible for awards under this Plan. Non-employee Directors were not eligible for awards. All outstanding awards granted under this Plan are stock options that were granted in 2003 or earlier. All awards granted under this Plan will expire or terminate by the end of 2008. The Compensation and Governance Committee of the Board of Directors administers the Plan and selected award recipients. The maximum number of shares that were originally available for awards under the Plan was 375,574. No further grants may be made under this Plan. The Compensation and

Governance Committee has the authority to adjust the number of shares subject to awards under the Plan and the exercise price of outstanding awards in the event of mergers, consolidations and other corporate transformations, stock dividends, stock splits and other non-cash distributions to shareholders. Unless otherwise determined by the Board of Directors, upon a change in control of PolyOne, all options and rights under the Plan become fully exercisable and all restrictions and conditions applicable to share awards are deemed satisfied.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
      REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. The Board of Directors is submitting the appointment to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2007.

Our Board of Directors unanimously recommends a vote FOR Proposal 3 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Independent Registered Public Accountant Services and Related Fee Arrangements

Services provided by Ernst & Young LLP, our independent registered public accounting firm, and related fees in each of the last two fiscal years were as follows:

Audit Fees.  Audit services include the annual audit of the financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, the issuance of comfort letters, review of registration statements filed with the Securities and Exchange Commission and international statutory audits. Fees for audit services totaled $1,780,200 in 2007 and $1,993,300 in 2006. The Audit Committee pre-approved all audit services and related fee arrangements billed for 2007.

Audit-Related Fees.  Audit-related services principally include audits of businesses identified for divestment and audits of our employee benefit plans. Fees for audit-related services totaled $196,400 in 2007 and $131,300 in 2006. The Audit Committee pre-approved all audit-related fee arrangements billed for 2007.

Tax Fees.  Tax services include tax compliance, tax advice and tax planning. Fees for tax services totaled $574,200 in 2007 and $546,900 in 2006. The Audit Committee pre-approved all tax fee arrangements billed in 2007.

All Other Fees.  Other services principally include transitional support and advisory services related to our expatriate program. Fees for other services totaled $36,900 in 2007 and $44,600 in 2006. The Audit Committee pre-approved all other fee arrangements billed for 2007.

The Audit Committee pre-approves all audit and non-audit services and related fee arrangements performed by Ernst & Young. Unless a type of service Ernst & Young provides has received general pre-approval, it will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one of its members. However, management has no authority to approve services performed by Ernst & Young that have not been pre-approved by the Audit Committee.

Ernst & Young will provide us a description of work scope and supporting back-up documentation regarding the specific services they will provide. At each meeting of the Audit Committee, the current year’s previously pre-approved independent auditor fees along with any proposed revisions will be presented for approval. Any interim requests between Audit Committee meetings to provide services that require separate pre-approval will be submitted to the Audit Committee by Ernst & Young and the Chief Financial Officer, or Controller, and must include a statement as to whether, in each of their views, the request is consistent with the Commission’s rules on auditor independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to shareholders relating to the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the company’s internal and independent auditors. Management has the primary responsibility for the completeness and accuracy of the company’s financial statements and disclosures, the financial reporting process and the effectiveness of the company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and the independent auditors including any significant changes in the company’s selection or application of accounting principles. The Committee also reviewed and discussed with management and the independent auditors management’s report on internal controls over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal controls over financial reporting at December 31, 2007.

The Committee reviewed with the independent auditors, which have the responsibility for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of PolyOne’s critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Committee also reviewed with the independent auditors their report on the company’s internal controls over financial reporting at December 31, 2007, including the basis for their conclusions. The Committee has discussed with the independent auditors the auditors’ independence from management and PolyOne, including the matters in the written disclosures required by the Independence Standards Board. In doing so, it has considered the compatibility of non-audit services with the auditors’ independence. The Committee has pre-approved all audit and non-audit services and fees provided to the company by the independent auditors. Based upon the Committee’s considerations, the Committee has concluded that Ernst & Young LLP is independent. The Committee discussed with PolyOne’s internal and independent auditors the overall scope and audit plans and evaluated their performance. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne’s internal controls over financial reporting, and the overall quality of PolyOne’s financial reporting. The Audit Committee met eight times during 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Committee has re-appointed Ernst & Young as independent auditors for the year 2008.

All members of the Audit Committee concur in this report.

The Audit Committee of
the Board of Directors

Richard H. Fearon, Chairperson
Carol A. Cartwright
Robert A. Garda
Gordon D. Harnett

February 21, 2008

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on March 17, 2008 are entitled to vote at the meeting. On that date, a total of 93,247,145 common shares were outstanding. Each share is entitled to one vote.

The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. An abstention or a broker non-vote has the same effect as a vote against a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a Director nominee. Holders of common shares have no cumulative voting rights. If any of the nominees listed on pages 3 through 4 becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors, however, we have no reason to believe that this will occur.

The affirmative vote of holders of at least a majority of the shares cast, in person or by proxy, is necessary for approval of the PolyOne Corporation 2008 Equity and Performance Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. An abstention or broker non-vote will have no effect on either proposal as the abstention or broker non-vote will not be counted in determining the number of votes cast.

We know of no other matters that will be presented at the meeting, however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to us, addressed to the Secretary, so that it is received on or before December 1, 2008. We suggest that all proposals be sent by certified mail, return receipt requested.

Additionally, a shareholder may submit a proposal for consideration at the 2009 Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of our Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder’s notice must be delivered to our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.

Our proxy materials for the 2008 Annual Meeting of Shareholders will be mailed on or about March 31, 2008. Sixty days prior to the first anniversary of this date will be January 30, 2009, and 90 days prior to the first anniversary of this date will be December 31, 2009. Our proxies for the 2009 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2009 Annual Meeting of

Shareholders, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.

Proxy Solicitation

We are making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, our officers and regular employees may request proxies by telephone or in person. We have retained Morrow & Co., LLC, 445 Park Avenue, New York, NY 10022, to assist in the solicitation for an estimated fee of $6,500 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

We are mailing our Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2007, to shareholders of record with this proxy statement.

For the Board of Directors
PolyOne Corporation

Lisa K. Kunkle
Vice President, General Counsel and
Secretary

March 25, 2008

APPENDIX A

2008 PolyOne Corporation Equity and Performance Incentive Plan

1.  Purpose.  The purpose of the 2008 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of PolyOne Corporation, an Ohio corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.  Definitions.  As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(f) “Company” means PolyOne Corporation, an Ohio corporation.

(g) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Detrimental Activity” means:

(i)	Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)	The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the

Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter.

(iv)	The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B)	due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)	Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(j)	“Director” means a member of the Board of Directors of the Company.

(k)	“Effective Date” means the date that this Plan is approved by the shareholders of the Company.

(l)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n)	“Existing Plan” means the 2005 Equity and Performance Incentive Plan, as amended.

(o)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(p)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)	“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i)	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(ii)	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(r) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on The New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(t) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u) “Option Price” means the purchase price payable on exercise of an Option Right.

(v) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(w) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(x) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(y) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(z) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(aa) “Plan” means this PolyOne Corporation 2008 Equity and Performance Incentive Plan.

(bb) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(cc) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ee) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(gg) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3.	Shares Available Under the Plan.

(a)	Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 5,000,000 Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit described above.

(b) Life of Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)	The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares;

(ii)	The number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 2,000,000 Common Shares; and

(iii)	Awards will not be granted under Section 9 or Section 10 of the Plan to the extent they would involve the issuance of more than 500,000 shares in the aggregate.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(ii)	No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year; and

(iii)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

4.  Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The Board may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(j) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant.

(l) The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise, (ii) the availability of a loan at exercise, and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.  Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(v)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.  Restricted Stock.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives, may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.  Restricted Stock Units.   The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.  Performance Shares and Performance Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.  Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option

Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors. Each grant of an award to a Non-Employee Director will be upon such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d) Shared-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

11. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12. Adjustments.  The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change of control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or change of control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

13. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Governance Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

14. Detrimental Activity.   Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under the Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

15. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

18. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19. Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

20. Effective Date/Termination.  This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Common
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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxycards, you may choose one of the two voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy cards submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and 3.

1.	Election of Directors:	01 - J. Douglas Campbell	02 - Dr. Carol A. Cartwright	03 - Gale Duff-Bloom
		04 - Richard H. Fearon	05 - Robert A. Garda	06 - Gordon D. Harnett	+
		07 - Edward J. Mooney	08 - Stephen D. Newlin	09 - Farah M. Walters

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to approve the PolyOne Corporation 2008 Equity and Performance Incentive Plan.	☐	☐	☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as PolyOne’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments— Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 1 U P X	J N T 0 1 6 7 7 6 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

March 25, 2008
To Our Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio in the Grand Ballroom (Salons F through H) at 9:00 a.m. on Thursday, May 15, 2008.
The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting.
Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the attached proxy card and to sign, date and return it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your Proxy and vote personally by ballot.
If you plan to attend the meeting, please mark the box provided on the proxy card.
We look forward to seeing you at the meeting.
STEPHEN D. NEWLIN
Chairman of the Board, President and
Chief Executive Officer
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PolyOne Corporation

ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2008
This proxy is Solicited on Behalf of the Corporation’s Board of Directors
The undersigned hereby appoints Kenneth M. Smith, Lisa K. Kunkle and W. David Wilson, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all common shares of PolyOne Corporation held of record by the undersigned on March 17, 2008, at the Annual Meeting of Shareholders to be held on May 15, 2008, or any adjournment thereof.
The Board of Directors recommends a vote (1) “FOR” the election of the nominees to serve as Directors, (2) “FOR” the approval of the PolyOne Corporation 2008 Equity and Performance Incentive Plan and (3) “FOR” the ratification of the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The shares represented by this Proxy will be voted as specified on the reverse side. If no direction is given in the space provided on the reverse side, this proxy will be voted “FOR” the election of the nominees specified on the reverse side “FOR” the approval of the PolyOne Corporation 2008 Equity and Performance Incentive Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.